    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 2000



                                                      REGISTRATION NO. 333-92593

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                       CITADEL COMMUNICATIONS CORPORATION

                          CITADEL BROADCASTING COMPANY
                              CCC CAPITAL TRUST I
                              CCC CAPITAL TRUST II

          (Exact name of each registrant as specified in its charter)

                           NEVADA                                                     86-0748219
                           NEVADA                                                     86-0703641
                          DELAWARE                                                    88-6078421
                          DELAWARE                                                    88-6078422
      (State or other jurisdiction of incorporation or                  (IRS employer identification numbers)
                       organization)


                          CITY CENTER WEST, SUITE 400
                         7201 WEST LAKE MEAD BOULEVARD
                            LAS VEGAS, NEVADA 89128
                                 (702) 804-5200
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                            ------------------------

                               LAWRENCE R. WILSON

                            CHIEF EXECUTIVE OFFICER

                          CITY CENTER WEST, SUITE 400
                         7201 WEST LAKE MEAD BOULEVARD
                            LAS VEGAS, NEVADA 89128
                                 (702) 804-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                            ------------------------

                                WITH COPIES TO:

                 BRYAN D. ROSENBERGER, ESQ.                                     DANIELLE CARBONE, ESQ.
            ECKERT SEAMANS CHERIN & MELLOTT, LLC                                 SHEARMAN & STERLING
                44TH FLOOR, 600 GRANT STREET                                     599 LEXINGTON AVENUE
               PITTSBURGH, PENNSYLVANIA 15219                                  NEW YORK, NEW YORK 10022
                       (412) 566-6000                                               (212) 848-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This registration statement consists of two separate prospectuses. The first prospectus relates to the offer and sale from time to time by Citadel Communications Corporation of common stock, debt securities, preferred stock, warrants, stock purchase contracts, stock purchase units and guarantees, the offer and sale from time to time of common stock of Citadel Communications Corporation by certain selling stockholders named therein, the offer and sale from time to time by Citadel Broadcasting Company of junior subordinated debt securities and the offer and sale from time to time of preferred securities by CCC Capital Trust I and by CCC Capital Trust II. The second prospectus relates to the offer and sale from time to time by Citadel Communications Corporation of common stock and preferred stock and the offer and sale of common stock of Citadel Communications Corporation by certain selling stockholders named therein.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED JANUARY 10, 2000


                                   PROSPECTUS
                                 $1,000,000,000

               [CITADEL LOGO] CITADEL COMMUNICATIONS CORPORATION
                          CITADEL BROADCASTING COMPANY
                              CCC CAPITAL TRUST I
                              CCC CAPITAL TRUST II
     We may offer and sell, from time to time, in one or more offerings, the debt and equity securities described in this prospectus. Certain holders of common stock of Citadel Communications Corporation named in this prospectus may also offer and sell common stock of Citadel Communications, from time to time, in one or more offerings, pursuant to this prospectus. The securities described in this prospectus may be offered and sold from time to time for an aggregate offering price of up to $1,000,000,000.

     We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Citadel Communications may offer and sell, from time to time, in one or more offerings:

- common stock                     - stock purchase contracts
- debt securities                  - stock purchase units
- preferred stock                  - guarantees
- warrants


     The stock purchase contracts will require a purchaser to buy a specific amount of common stock or preferred stock of Citadel Communications, and they will obligate Citadel Communications to pay specific fees to the purchasers. The stock purchase units will include these stock purchase contracts and debt securities, debt obligations of the United States of America or its agents or instrumentalities, or preferred securities issued by the CCC Capital Trusts. The guarantees will be Citadel Communications' full, unconditional guarantees of the CCC Capital Trusts' obligation to distribute specific amounts of cash to the holders of the CCC Capital Trust preferred securities, and of the junior subordinated debt securities of Citadel Broadcasting Company.


     CCC Capital Trust I and CCC Capital Trust II, each a Delaware business trust, will offer and sell preferred securities, from time to time in one or more offerings. Each CCC Capital Trust will use all of the proceeds from the sale of its preferred securities to buy junior subordinated debt securities of Citadel Communications or Citadel Broadcasting. The CCC Capital Trusts will receive cash payments from the junior subordinated debt securities, and each CCC Capital Trust will distribute these payments to the holders of its preferred and common securities. Citadel Communications will own all of the common securities of the CCC Capital Trusts.

     FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THESE SECURITIES, SEE "RISK FACTORS" ON PAGE 6.
                            ------------------------
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                THE DATE OF THIS PROSPECTUS IS JANUARY   , 2000

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
WHERE YOU CAN FIND MORE INFORMATION.........................    2
FORWARD-LOOKING STATEMENTS..................................    3
CITADEL COMMUNICATIONS CORPORATION AND CITADEL BROADCASTING
  COMPANY...................................................    4
THE CCC CAPITAL TRUSTS......................................    4
RISK FACTORS................................................    6
USE OF PROCEEDS.............................................    6
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS...............    7
HOLDING COMPANY STRUCTURE AND SECURED CLAIMS................    8
SECURITIES WE MAY ISSUE.....................................    8
DESCRIPTION OF CITADEL COMMUNICATIONS' SENIOR AND SENIOR
  SUBORDINATED DEBT SECURITIES..............................   12
DESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES
  REPRESENTING FRACTIONAL SHARES OF PREFERRED STOCK.........   28
DESCRIPTION OF WARRANTS.....................................   33
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE
  UNITS.....................................................   36
DESCRIPTION OF THE CITADEL COMMUNICATIONS COMMON STOCK......   37
DESCRIPTION OF THE CCC CAPITAL TRUSTS PREFERRED
  SECURITIES................................................   42
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES......   58
DESCRIPTION OF THE GUARANTEE AND EXPENSE AGREEMENT RELATING
  TO THE PREFERRED SECURITIES...............................   70
RELATIONSHIP AMONG PREFERRED SECURITIES, JUNIOR SUBORDINATED
  DEBT SECURITIES, PREFERRED SECURITIES GUARANTEE AND
  EXPENSE AGREEMENT.........................................   73
SELLING STOCKHOLDERS........................................   76
PLAN OF DISTRIBUTION........................................   78
VALIDITY OF THE SECURITIES..................................   79
INDEPENDENT AUDITORS........................................   79


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE OFFERING TO SELL SECURITIES AND SOLICITING OFFERS TO BUY SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS AND INFORMATION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENTS CONTAINING THE INFORMATION.

     References in this prospectus to the term Citadel Communications include Citadel Communications Corporation's subsidiary, Citadel Broadcasting Company, unless the context otherwise requires. References to the terms we, our and us include Citadel Communications Corporation, Citadel Broadcasting Company and the CCC Capital Trusts I and II, unless the context otherwise requires.


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus, and the selling stockholders identified in this prospectus may sell shares of Citadel Communications common stock. The total dollar amount of the securities we and the selling stockholders sell through these offerings will not exceed $1.0 billion.

     This prospectus provides you with a general description of the securities we may sell and the common stock that the selling stockholders may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."

     We have not included separate financial statements of the CCC Capital Trusts in this prospectus. We do not believe that these financial statements would be useful because:

     - the voting securities of the CCC Capital Trusts will be owned, directly or indirectly, by Citadel Communications, a reporting company under the Securities Exchange Act of 1934, as amended;

     - each CCC Capital Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding junior subordinated debt securities of either Citadel Communications or Citadel Broadcasting as trust assets and issuing and selling its preferred securities and common securities; and

     - Citadel Communications will provide a full, unconditional guarantee of each CCC Capital Trust's obligations under its preferred securities.

                      WHERE YOU CAN FIND MORE INFORMATION


     Citadel Communications and Citadel Broadcasting file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information Citadel Communications or Citadel Broadcasting files with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Citadel Communications' and Citadel Broadcasting's filings are also available to the public on the internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy Citadel Communications' reports, proxy statements and other information at the offices of The Nasdaq National Market, 1735 K Street, Washington, D.C. 20006-1500.



     We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.


     The SEC allows us to incorporate by reference into this document the information Citadel Communications and Citadel Broadcasting filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

     We incorporate by reference the documents listed below:

          1. Citadel Communications' Annual Report on Form 10-K for the year ended December 31, 1998,

          2. Citadel Communications' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999,


          3. Citadel Communications' Current Reports on Form 8-K filed on February 17, 1999, July 7, 1999, September 14, 1999 (as amended by Current Report on Form 8-K/A filed on December 3, 1999), December 10, 1999 and January 6, 2000,


          4. The description of Citadel Communications' common stock, par value $.001 per share, contained in its Registration Statement on Form 8-A/A under Section 12 of the Exchange Act, filed on June 30, 1998, as amended by Citadel Communications' Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999 and any further amendment or report filed hereafter for the purpose of updating such description,

          5. Citadel Broadcasting's Annual Report on Form 10-K for the year ended December 31, 1998,

          6. Citadel Broadcasting's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, and


          7. Citadel Broadcasting's Current Reports on Form 8-K filed on February 17, 1999, July 7, 1999, September 14, 1999 (as amended by Current Report on Form 8-K/A filed on December 3, 1999), December 10, 1999 and January 6, 2000.


     We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) after the date of this prospectus and prior to the termination of the offering made hereby.

     You may obtain copies of filings referred to above at no cost by contacting us at the following address: Corporate Secretary, Citadel Communications Corporation, City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128, telephone (702) 804-5200.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business. The words "believes," "may," "will," "estimates," "continues," "anticipates," "intends," "expects" and similar words are intended to identify forward-looking statements. Our forward-looking statements are subject to risks, uncertainties and assumptions including, among other things:

     - the realization of our business strategy;

     - general economic and business conditions, both nationally and in our markets;

     - our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

     - anticipated trends in our industry;

     - the impact of current or pending legislation and regulation and antitrust considerations; and

     - other risk factors discussed in the "Risk Factors" section of each of Citadel Communications' and Citadel Broadcasting's Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 1999 incorporated by reference herein.

     We undertake no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                     CITADEL COMMUNICATIONS CORPORATION AND
                          CITADEL BROADCASTING COMPANY


     Citadel Communications, through its operating subsidiary, Citadel Broadcasting, is a radio broadcaster that focuses on acquiring, developing and operating radio stations in the United States. Citadel Communications' primary strategy is to secure and maintain a leadership position in its existing markets and to expand into additional markets where it believes a leadership position can be obtained.


     Citadel Communications' common stock is traded on the Nasdaq National Market under the symbol "CITC." The principal executive offices of Citadel Communications and Citadel Broadcasting are located at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128 and their telephone number is (702) 804-5200.

                             THE CCC CAPITAL TRUSTS

     Each CCC Capital Trust is a statutory business trust created under Delaware law under a declaration of trust between Citadel Communications, as depositor, and The Bank of New York (Delaware), as Delaware trustee, and The Bank of New York, as property trustee. Certificates of trust have been filed with the Secretary of State of the State of Delaware. Each declaration of trust will be amended and restated in its entirety at the time of an offering of preferred securities of either CCC Capital Trust in the form filed as an exhibit to the registration statement of which this prospectus is a part. Each amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, and will govern the duties and obligations of each CCC Capital Trust and its trustees.

     Unless the accompanying prospectus supplement provides otherwise, each CCC Capital Trust exists solely for the following purposes:

     - issuing and selling its preferred securities and common securities;

     - using the proceeds from the sale of its preferred securities and common securities to acquire Citadel Communications' or Citadel Broadcasting's junior subordinated debt securities; and

     - engaging only in those other activities that are necessary or incidental to the activities described above.

     In connection with an offering by a CCC Capital Trust, the CCC Capital Trust will issue preferred securities and common securities under an amended and restated declaration of trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the CCC Capital Trust, and the common securities will represent common undivided beneficial interests in the assets of the CCC Capital Trust. The preferred securities and the common securities will have substantially similar terms, except that the holders of preferred securities will be entitled to priority in right of payment over the holders of common securities in certain circumstances involving an event of default under the amended and restated declaration of trust, and the holders of common securities will have broader voting rights.

     At the closing of an offering of CCC Capital Trust preferred securities, the underwriters will purchase the preferred securities and Citadel Communications will purchase the common securities from the issuing CCC Capital Trust, and the issuing CCC Capital Trust will use the proceeds from those sales to purchase corresponding junior subordinated debt securities from Citadel Communications or Citadel Broadcasting. Citadel Communications will guarantee payments on Citadel Broadcasting's junior subordinated debt securities on a subordinated basis. The aggregate liquidation amount of the common securities acquired by Citadel Communications will equal at least 3% of the issuing CCC Capital Trust's total capital at the closing. Citadel Communications will continue to hold all the common securities after the closing of the offering.

     Also at the closing, Citadel Communications will execute a guarantee and an expense agreement. Under the guarantee, Citadel Communications will guarantee payments on the preferred securities, but only to the extent that the CCC Capital Trust has funds legally available to make those payments. The expense agreement will provide for Citadel Communications to reimburse the CCC Capital Trust for all expenses and liabilities it incurs (other than amounts payable in respect of the preferred securities). Citadel Communications will also pay the expenses of the offering of the CCC Capital Trust preferred securities, including underwriters' commissions.

     Each CCC Capital Trust will have no assets other than the junior subordinated debt securities and the right to receive reimbursement under the expense agreement. Citadel Communications or Citadel Broadcasting will have the right to defer the payment of interest on their respective junior subordinated securities at any time for a period not exceeding 20 consecutive quarters. See "Description of the CCC Capital Trusts Preferred Securities--Extension Periods." Each CCC Capital Trust will have no revenue other than payments under the junior subordinated debt securities and the expense agreement.

     Each CCC Capital Trust has a term of approximately 55 years but may dissolve earlier as provided in its amended and restated declaration of trust. Each CCC Capital Trust's business and affairs will be conducted by its trustees. Unless otherwise set forth in a prospectus supplement, these trustees will be The Bank of New York, as property trustee, and The Bank of New York (Delaware), as Delaware Trustee. In addition, Citadel Communications, as the holder of the common securities, will select two individuals who will act as administrators with respect to each CCC Capital Trust. The administrators will initially be employees or officers of Citadel Communications. The property trustee will act as the indenture trustee under the amended and restated declaration of trust for purposes of compliance with the Trust Indenture Act.

     Unless otherwise set forth in a prospectus supplement, The Bank of New York will also act as the trustee under the guarantee and the indentures relating to the junior subordinated debt securities, which are described in the "Description of the Junior Subordinated Debt Securities" section of this prospectus. The principal executive offices of each CCC Capital Trust are located at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128, and each CCC Capital Trust's telephone number is (702) 804-5200.

                                  RISK FACTORS


     The securities to be offered may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in any securities that may be offered.


                                USE OF PROCEEDS


     Unless indicated otherwise in the applicable prospectus supplement, Citadel Communications and Citadel Broadcasting expect to use the net proceeds from the sale of their respective securities for general corporate purposes, including repayment of borrowings, working capital and capital expenditures. In addition, Citadel Communications and Citadel Broadcasting may use the net proceeds from the sale of their securities for acquisitions. Unless otherwise indicated in the applicable prospectus supplement, each CCC Capital Trust will use all proceeds received from the sale of its preferred securities and common securities to purchase junior subordinated debt securities of Citadel Communications or Citadel Broadcasting. In the event selling stockholders of Citadel Communications sell any shares of Citadel Communications common stock, such selling stockholders will receive all of the net proceeds from their sale.


     Additional information on the use of net proceeds from the sale of securities offered by this prospectus will be set forth in the prospectus supplement relating to such offering.

               RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Set forth below is information concerning Citadel Communications' and Citadel Broadcasting's ratios of earnings to fixed charges and Citadel Communications' ratio of earnings to combined fixed charges and preferred stock dividends. These ratios show the extent to which Citadel Communications' and Citadel Broadcasting's business generates enough earnings after the payment of all expenses other than interest and preferred stock dividends to make required interest and dividend payments on their debt and preferred stock. For this purpose, earnings represents:

     - the sum of pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees and share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges, less

     - the sum of interest capitalized, preference security dividend requirements of consolidated subsidiaries and the minority interest in pretax income of subsidiaries that have not incurred fixed charges.

Fixed charges represents the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries. Preferred stock dividends represents the amount of pretax earnings required to pay the dividends on outstanding preference securities.


                             NINE MONTHS
                                ENDED                      YEAR ENDED DECEMBER 31,
                            SEPTEMBER 30,      -----------------------------------------------
                                 1999           1998      1997      1996      1995      1994
                          ------------------   -------   -------   -------   -------   -------
                                                 (DOLLARS IN THOUSANDS)
CITADEL COMMUNICATIONS
Ratio of earnings to
fixed charges...........         0.43x           0.41x     0.37x     0.69x     0.20x        --
Deficiency of earnings
  available to cover
  fixed charges.........       $16,751         $19,903   $12,687   $ 1,997   $ 4,376   $ 5,511
Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends.............         0.31x           0.28x     0.28x     0.69x     0.20x        --
Deficiency of earnings
  available to cover
  combined fixed charges
  and preferred stock
  dividends.............       $28,074         $34,489   $19,320   $ 1,997   $ 4,376   $ 5,511

CITADEL BROADCASTING
Ratio of earnings to
  fixed charges.........         0.43x           0.41x     0.38x     0.70x     0.21x        --
Deficiency of earnings
  available to cover
  fixed charges.........       $16,751         $19,903   $12,094   $ 1,966   $ 4,346   $ 5,481

                  HOLDING COMPANY STRUCTURE AND SECURED CLAIMS

     Citadel Communications is a holding company whose only material asset is its investments in its subsidiary, Citadel Broadcasting. Citadel Broadcasting operates Citadel Communications' radio stations. Citadel Communications' ability to meet its future financial obligations depends upon the availability of cash flows from Citadel Broadcasting through dividends, intercompany advances, management fees and other payments or the issuance of new equity. Citadel Broadcasting is under no obligation to pay dividends to Citadel Communications and is subject to statutory and contractual restrictions that limit its ability to pay dividends and make other payments to Citadel Communications. Citadel Communications' right to participate in the distribution of assets of Citadel Broadcasting upon its liquidation or reorganization will be subject to prior claims of the creditors of Citadel Broadcasting, including trade creditors, except to the extent that Citadel Communications may be a creditor with recognized claims against Citadel Broadcasting. In addition, the outstanding shares of common stock of Citadel Broadcasting owned by Citadel Communications have been pledged to secure its guaranty of Citadel Broadcasting's obligations under its credit facility.

                            SECURITIES WE MAY ISSUE

OVERVIEW

     This prospectus describes the securities we may issue from time to time and the common stock that may be sold by the selling stockholders from time to time. The remainder of this section provides some background information about the manner in which the securities may be held, then describes the terms of the nine basic categories of securities:

     - Citadel Communications' debt securities, which may be senior or senior subordinated;

     - Citadel Communications' preferred stock, which may be issued in the form of depositary shares representing fractions of shares of preferred stock;

     - Citadel Communications' warrants to purchase debt securities, preferred stock or common stock of Citadel Communications;

     - Citadel Communications' stock purchase contracts and stock purchase units;

     - Citadel Communications' common stock;

     - preferred securities of the CCC Capital Trusts, which represent undivided beneficial interests in the assets of the issuing CCC Capital Trust;

     - Citadel Communications' and Citadel Broadcasting's junior subordinated debt securities;

     - Citadel Communications' guarantee of Citadel Broadcasting's junior subordinated debt securities; and

     - Citadel Communications' guarantee of the CCC Capital Trusts' preferred securities.

PROSPECTUS SUPPLEMENTS

     This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we or the selling stockholders offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to that offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.

LEGAL OWNERSHIP OF SECURITIES

  HOLDERS OF SECURITIES

     Book-Entry Holders. Citadel Communications will issue debt securities in book-entry form only, unless it specifies otherwise in the applicable prospectus supplement. Citadel Communications may issue shares of common stock and shares of preferred stock and the CCC Capital Trusts may issue preferred securities in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

     Street Name Holders. In the future Citadel Communications or a CCC Capital Trust may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

     Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because Citadel Communications or the CCC Capital Trust is issuing the securities only in global form.

     For example, once Citadel Communications or a CCC Capital Trust makes a payment or gives a notice to the holder, Citadel Communications or the CCC Capital Trust has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if Citadel Communications or the CCC Capital Trust wants to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve Citadel Communications of the consequences of a default or of its obligation to comply with a particular provision of the indenture) Citadel Communications or CCC Capital Trust would seek the approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

     When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to your securities, we mean the securities being offered by this prospectus in which you hold a direct or indirect interest.

     Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the holders' consent, if ever required;

     - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

     What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. Citadel Communications or a CCC Capital Trust may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

     Each security issued in book-entry form will be represented by a global security that Citadel Communications or a CCC Capital Trust deposits with and registers in the name of a financial institution or its nominee that it selects. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust & Clearing Corporation, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     Special Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     - An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Holders of Securities" above.

     - An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

     - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We also do not supervise the depositary in any way.

     - DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

     Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "--Holders of Securities."

     The special situations for termination of a global security are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

     - if we elect to terminate that global security; or

     - if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

                     DESCRIPTION OF CITADEL COMMUNICATIONS'
                 SENIOR AND SENIOR SUBORDINATED DEBT SECURITIES

     Citadel Communications may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of Citadel Communications' senior or senior subordinated debt securities that are common to all series. Citadel Communications' junior subordinated debt securities are discussed separately. Most of the financial and other terms of any series of debt securities that Citadel Communications offers will be described in the prospectus supplement to be attached to the front of this prospectus. For definitions of certain capitalized terms used in this "Description of Citadel Communications' Senior and Senior Subordinated Debt Securities," please refer to "--Certain Definitions" below.

     As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an indenture. An indenture is a contract between Citadel Communications and a financial institution, in our case, The Bank of New York, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles:

     - First, subject to some limitations, the trustee can enforce your rights against Citadel Communications if it defaults.

     - Second, the trustee performs certain administrative duties for Citadel Communications, which include sending you interest payments and notices.

     Because Citadel Communications may issue both senior debt securities and senior subordinated debt securities, our references to the indenture in this section are to each of the senior debt indenture and the senior subordinated debt indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the indentures.

     Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is the part. See "Where You Can Find More Information," for information on how to obtain copies of the indentures.

GENERAL

     The debt securities will be unsecured obligations of Citadel
Communications. The senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Citadel Communications. The senior subordinated debt securities will be subordinate and junior in right of payment to all existing and future Senior Debt of Citadel Communications.

     You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement. These terms will be established by authority of Citadel Communications' Board of Directors before issuance of the series:

     - the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

     - the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined;

     - the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;

     - the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular

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

       record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

     - the place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and/or exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served;

     - any optional redemption provisions;

     - any sinking fund or other provisions that would obligate Citadel Communications to repurchase or redeem the debt securities;

     - whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

     - any changes or additions to the events of default under the applicable indenture or Citadel Communications' covenants with respect to the debt securities;

     - if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

     - any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities;

     - any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

     - if other than the trustee, the name of the paying agent(s), security registrar and/or transfer agent for the debt securities;

     - if the debt securities are not to be issued in book-entry form only and held by DTC, as depositary, whether the debt securities will be issued in global form or fully registered form and/or the identity of any alternative depositary;

     - the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

     - the denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples;

     - whether such debt securities will be convertible into or exchangeable for any other securities, and if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

     - a discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

     - any other terms of the debt securities that are consistent with the provisions of the indenture.

     The indentures do not limit the amount of debt securities that Citadel Communications is authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term debt securities means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

     Citadel Communications may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, Citadel Communications may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

     There is no requirement that Citadel Communications issues debt securities in the future under any indenture, and Citadel Communications may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

     Citadel Communications may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. Citadel Communications will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

PAYMENT MECHANICS

     Who Receives Payment? If interest is due on a debt security on an interest payment date, Citadel Communications will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, Citadel Communications will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, Citadel Communications will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of the depositary.

     Payments on Global Securities. Citadel Communications will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, Citadel Communications will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "Securities We May Issue--Legal Ownership of Securities--Global Securities--What Is a Global Security?"

     Payments on Non-Global Securities. Citadel Communications will make payments on a debt security in non-global form as follows. Citadel Communications will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. Citadel Communications will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, that is, funds that become available on the day after the check is cashed.

     Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks Citadel Communications to do so, Citadel Communications will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

     Regular Record Dates. Citadel Communications will pay interest to the holders listed in the trustee's records as the owners of the debt securities at the close of business on a particular day in advance of each interest payment date. Interest will be paid to these holders if they are listed as the owner even if they no longer own the debt security on the interest payment date. That particular day, usually about two weeks in advance of the interest payment date, is called the regular record date and will be identified in the prospectus supplement.

     Payment When Offices Are Closed. If any payment is due on a debt security on a day that is not a business day, Citadel Communications will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

     Paying Agents. Citadel Communications may appoint one or more financial institutions to act as its paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. Citadel Communications calls each of those offices a paying agent. Citadel Communications may add, replace or terminate paying agents from time to time. Citadel Communications may also choose to act as its own paying agent. Initially, Citadel Communications will appoint the trustee, at its corporate trust office in New York City, as the paying agent. Citadel Communications must notify you of changes in the paying agents.

     BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

RANKING

     Senior Debt Securities. Unless otherwise specified in a prospectus supplement for a particular series of senior debt securities, the senior debt securities will be senior indebtedness of Citadel Communications and will be direct, unsecured obligations of Citadel Communications, ranking equally with all other unsecured and unsubordinated indebtedness of Citadel Communications. Citadel Communications is a holding company and the senior debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of Citadel Communications' current subsidiary or future subsidiaries. See "Holding Company Structure and Secured Claims."

     Senior Subordinated Debt Securities. The senior subordinated debt securities are, to the extent set forth in the senior subordinated indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of Citadel Communications. Upon any payment or distribution of assets of Citadel Communications to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of Citadel Communications (except in connection with the consolidation or merger of Citadel Communications or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described under "--Consolidation, Merger and Sale of Assets"), the holders of Senior Debt will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Debt before the holders of senior subordinated debt securities are entitled to receive any payment of principal of, or premium, if any, or interest on the senior subordinated debt securities or on account of the purchase or redemption or other acquisition of senior subordinated debt securities by Citadel Communications. In the event that, notwithstanding the foregoing, the trustee under the senior subordinated indenture or the holder of any senior subordinated debt security receives any payment or distribution of assets of Citadel Communications of any kind or character (excluding equity or subordinated securities of Citadel Communications provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Debt to at least the same extent as the senior subordinated debt securities are so subordinated), before all the Senior Debt is paid in full, then such payment or distribution will be held in trust for the holders of Senior Debt and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of Citadel Communications for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

     Citadel Communications may not make any payments on account of the senior subordinated debt securities or on account of the purchase or redemption or other acquisition of senior subordinated debt securities if a default in the payment when due of principal of, or premium, if any, or interest on Specified Senior Debt has occurred and is continuing or a default in the payment when due of commitment, facility or other fees, letter of credit fees or agency fees under Citadel Communications' credit facility, or a default in payments when due with respect to letter of credit reimbursement arrangements with the agent under the credit facility has occurred and is continuing (a "Senior Payment Default"). In addition, if any default other than a Senior Payment Default with respect to any Specified Senior Debt permitting the holders thereof or a trustee or agent on behalf thereof to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and Citadel Communications and the trustee under the senior subordinated indenture have received written notice thereof from the agent under the credit facility or from an authorized person on behalf of any holder of Specified Senior Debt, then Citadel Communications may not make any payments on account of the debt securities or on account of the purchase or redemption or other acquisition of debt securities for a blockage period commencing on the date Citadel Communications and the trustee under the senior subordinated indenture receive such written notice of default and ending on the earliest of:

     - 179 days after such date;

     - the date, if any, on which the Specified Senior Debt to which such default relates is discharged or such default is waived or otherwise cured; and

     - the date, if any, on which such blockage period has been terminated by written notice to Citadel Communications or the trustee under the senior subordinated indenture from the agent under the credit facility or from the person who gave the written notice of default.

     Any number of additional payment blockage periods may be commenced during the period commencing on the date Citadel Communications and the trustee under the senior subordinated indenture receive the written notice of default and ending 179 days after that date; provided, however, that no such additional payment blockage periods shall extend beyond this period. After the expiration of that period, no payment blockage period may be commenced until at least 181 consecutive days shall have elapsed from the last day of the period. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Specified Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, Citadel Communications makes any payment to the trustee under the senior subordinated indenture or the holder of any debt security prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Debt and will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt.

     By reason of such subordination, in the event of insolvency, creditors of Citadel Communications who are not holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the senior subordinated securities.

     The subordination provisions described above will cease to be applicable to the debt securities upon any defeasance or covenant defeasance of the debt securities as described under "--Defeasance or Covenant Defeasance of Indenture."

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indentures. Reference is made to the full definition of all such terms as well as any other capitalized terms used in this "Description of Citadel Communications' Senior and Senior Subordinated Debt Securities" section for which no definition is provided.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents, however designated, of such person's equity, however designated, whether now outstanding or issued after the date of the indenture.

     "Debt" means, without duplication, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

     - every obligation of such person for money borrowed;

     - every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

     - every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

     - every obligation of such person issued or assumed as the deferred purchase price of property or services;

     - every obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with generally accepted accounting principles, has been recorded as a capitalized lease on the balance sheet of such person;

     - all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends;

     - all obligations of such person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies of such person; and

     - every obligation of the types referred to in the clauses above of another person and all dividends of another person (1) the payment of which, in either case, such person has guaranteed or (2) which is secured by any Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock.

       Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business, any liability for federal, state or local taxes or other taxes owed by such person and the exchangeable preferred stock will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with generally accepted accounting principles.

     "Disqualified Stock" means, with respect to any series of debt securities, any class or series of Capital Stock of Citadel Communications or any Subsidiary that, either by its terms or by the terms of any security into which it is convertible or exchangeable or by contract or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of such series of debt securities.

     "Senior Debt" means the principal of and premium, if any, and interest on, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed, and other amounts due on or in connection with any Debt of Citadel Communications, other than Debt that ranks equal in right of payment with the senior subordinated debt securities, whether outstanding on the date of execution of the senior subordinated indenture or thereafter incurred, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt will be subordinate in right of payment to any Debt or other general unsecured obligations of Citadel Communications. Without limiting the generality of the foregoing, Senior Debt includes the principal of and premium, if any, fees and interest, including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed, on all obligations of every nature of Citadel Communications from time to time owed to the lenders under Citadel Communications' credit facility. Notwithstanding the foregoing, Senior Debt will not include:

     (a) Debt that is Disqualified Stock,

     (b) Debt of Citadel Communications to a Subsidiary or any other Affiliate of Citadel Communications or any of such Affiliate's Subsidiaries, and

     (c) that portion of any Debt that, at the time of the incurrence, is incurred by Citadel Communications in violation of the indenture.

     "Specified Senior Debt" means (a) all Senior Debt under Citadel Communications' credit facility and (b) any other issue of Senior Debt having a principal amount of at least $10.0 million.

     "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by Citadel Communications and/or one or more other Subsidiaries of Citadel Communications.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person, irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency.

CERTAIN COVENANTS

     The applicable prospectus supplement will describe any material covenants in respect of any series of debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each indenture restricts Citadel Communications' ability to, among other things:

     - consolidate;

     - merge; or

     - transfer or lease substantially all of its assets.

     Citadel Communications will not consolidate with or merge with or into any other person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any person or persons, unless:

     (a) Either (1) Citadel Communications is the surviving corporation or (2) the person, if other than Citadel Communications, formed by such consolidation or into which Citadel Communications is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of Citadel Communications substantially as an entirety (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the trustee under each indenture, all of Citadel Communications' obligations under such indenture and the debt securities.

     (b) Immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing.

     (c) Citadel Communications delivers, or causes to be delivered, to the trustee under each indenture, in form and substance reasonably satisfactory to the trustee under such indenture, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the indenture.

     In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which Citadel Communications is not the continuing obligor under the indentures, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of, Citadel Communications under the indentures, and thereafter Citadel Communications will, except in the case of a lease, be discharged from all its obligations and covenants under the indentures and debt securities.

EVENTS OF DEFAULT

     Each of the following will be events of default under each indenture:

     (a) Default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days.

     (b) Default in the payment of the principal of, or premium, if any, on, any debt security when due.

     (c) Default in payment of any sinking or purchase fund or similar obligation.

     (d) Failure to perform or comply with the indenture provisions described under "--Consolidation, Merger and Sale of Assets."

     (e) Default in the performance, or breach, of any covenant or agreement of Citadel Communications contained in the indenture, other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere in the indenture, and continuance of such default or breach for a period of 60 days after written notice has been given to Citadel Communications by the trustee under the indenture or to Citadel Communications and the trustee under the indenture by the holders of at least 25% in aggregate principal amount of the debt securities then outstanding.

     (f) (1) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of Citadel Communications or any Restricted Subsidiary (as such term will be defined in the applicable prospectus supplement), which issue has an aggregate outstanding principal amount of not less than $5.0 million, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or
(2) a default in any payment when due at final maturity of any such Debt.

     (g) Failure by Citadel Communications or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5.0 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

     (h) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Citadel Communications or any Restricted Subsidiary.

     If an event of default, other than as specified in clause (h) above, occurs and is continuing, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of any series then outstanding may, and the applicable trustee at the request of such holders shall, declare the principal of all of the outstanding debt securities of any series immediately due and payable, by a notice in writing to Citadel Communications, and to the applicable trustee if given by the holders, and, if Citadel Communications' credit facility is in effect, to the agent under the credit facility, and, upon any such declaration, such principal will become due and payable immediately. If an event of default specified in clause (h) above occurs and is continuing, then such principal will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee under each indenture or any holder of debt securities.

     At any time after a declaration of acceleration under the indentures, but before a judgment or decree for payment of the money due has been obtained by the trustee under any indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities, by written notice to Citadel Communications and the applicable trustee, may rescind such declaration and its consequences if:

     (1) Citadel Communications has paid or deposited with the trustee under the indenture a sum sufficient to pay:

          (A) all overdue interest on all debt securities,

          (B) all unpaid principal of, and premium, if any, on, any outstanding debt securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the debt securities,

          (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal amount at the rate borne by the debt securities, and

          (D) all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of that trustee under the indenture, its agents and counsel, and

     (2) all events of default under the indenture, other than the non-payment of principal of, or premium, if any, on, or interest on the debt securities that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission will affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all of the debt securities of such series, waive any past defaults under the indenture, except a default in the payment of the principal of, and premium, if any, or interest on any debt security, or in respect of a covenant or provision that under the indentures cannot be modified or amended without the consent of the holder of each debt security outstanding.

     If a default or an event of default under the indenture occurs and is continuing and is known to the applicable trustee, the trustee will mail to each holder of the debt securities notice of the default or event of default within 90 days after the occurrence thereof. Except in the case of a default or an event of default in payment of principal of, and premium, if any, on, or interest on any debt securities, the trustee may withhold the notice to the holders of the debt securities if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the debt securities.

     Citadel Communications is required to furnish to the trustee under each indenture annual statements as to the performance by Citadel Communications of its obligations under the applicable indenture and as to any default in such performance. Citadel Communications is also required to notify the trustee under each indenture within five days of any officer of Citadel Communications having knowledge of any default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     Citadel Communications may, at its option and at any time, terminate its obligations with respect to the debt securities of a particular series and some of the covenants in each indenture ("defeasance"), subject to the exceptions set forth below. Such defeasance means that Citadel Communications will be deemed to have paid and discharged the entire Debt represented by the then outstanding debt securities of the particular series, except for:

     - the rights of holders of then outstanding debt securities of the series to receive payments in respect of the principal of, and premium, if any, on, and interest on the debt securities when such payments are due;

     - Citadel Communications' obligations to issue temporary debt securities, register the transfer or exchange of any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and segregate and hold such payments in trust;

     - the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

     - the defeasance provisions of the applicable indenture.

     In addition, Citadel Communications may, at its option and at any time, elect to terminate the obligations of Citadel Communications with respect to certain covenants set forth in each indenture and any omission to comply with such obligations would not constitute a default or an event of default with respect to the debt securities ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance,

     - Citadel Communications must irrevocably deposit or cause to be deposited with the applicable trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of a particular series, money in an amount, or U.S. government securities that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, and premium, if any, on, and interest on the then outstanding debt securities of that series at maturity, or upon redemption, if applicable, of such principal or installment of interest;

     - no default or event of default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "--Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;

     - such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any material agreement or instrument to which Citadel Communications is a party or by which it is bound or cause the applicable trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended;

     - in the case of defeasance, Citadel Communications must deliver to the applicable trustee an opinion of counsel stating that Citadel Communications has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     - in the case of covenant defeasance, Citadel Communications must have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     - Citadel Communications must have delivered to the applicable trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in each indenture, and, upon the request of Citadel Communications, the trustee under each indenture, at the expense of Citadel Communications, will execute proper instruments acknowledging satisfaction and discharge of the indenture when (a) either:

     (1) all the debt securities theretofore authenticated and delivered under the indenture, other than destroyed, lost or stolen debt securities that have been replaced or paid and debt securities that have been subject to defeasance as described under "--Defeasance or Covenant Defeasance of Indenture," have been delivered to the trustee under the indenture for cancellation or

     (2) all debt securities not theretofore delivered to the trustee under the indenture for cancellation:

          (A) have become due and payable,

          (B) will become due and payable at their maturity within one year, or

          (C) are to be called for redemption within one year under arrangements satisfactory to the trustee under the indenture for the giving of notice of redemption by the trustee under the indenture in the name, and at the expense, of Citadel Communications, and Citadel Communications has irrevocably deposited or caused to be deposited with the trustee under the applicable indenture funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such debt securities not theretofore delivered to the trustee under the indenture for cancellation, for principal, and premium, if any, on, and interest to the date of such deposit, in the case of debt securities that have become due and payable, or to the maturity or redemption date, as the case may be,

     (b) Citadel Communications has paid or caused to be paid all sums payable under the indenture by Citadel Communications, and

     (c) Citadel Communications has delivered to the trustee under the indenture an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

AMENDMENTS AND WAIVERS

     Modifications and amendments of each indenture may be made by Citadel Communications and the applicable trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the debt securities of each series affected by the modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     (a) change the maturity of the principal of, or any installment of interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where or change the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the maturity thereof, or, in the case of redemption, on or after the redemption date,

     (b) reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the indenture,

     (c) modify any of the provisions of the applicable indenture relating to the subordination of the debt securities in a manner materially adverse to the holders, or

     (d) waive a default in the payment of principal of, or premium, if any, or interest on the debt securities of any series or reduce the percentage or aggregate principal amount of outstanding debt securities of any series the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

     The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may waive compliance with certain restrictive covenants and provisions of the indenture with respect to that series of debt securities.

     Without the consent of any holders, Citadel Communications and the trustee under the indenture, at any time and from time to time, may enter into one or more indentures supplemental to the indenture governing the debt securities for any of the following purposes:

     (a) to evidence the succession of another person to Citadel Communications and the assumption by any such successor of the covenants of Citadel Communications in the indenture and in the debt securities,

     (b) to add to the covenants of Citadel Communications for the benefit of the holders, or to surrender any right or power conferred upon Citadel Communications under the indenture,

     (c) to add additional events of default,

     (d) to provide for uncertificated debt securities in addition to or in place of the certificated debt securities,

     (e) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee under the indenture,

     (f) to secure the debt securities,

     (g) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect, or

     (h) to comply with any requirements of the SEC in order to effect and maintain the qualification of the indenture under the Trust Indenture Act.

THE TRUSTEE

     The initial trustee under each indenture will be The Bank of New York. The Bank of New York will also be the initial paying agent and registrar for the debt securities. The Bank of New York is a lender under Citadel Broadcasting's credit facility. The Bank of New York is also the trustee for Citadel Broadcasting's 9 1/4% Senior Subordinated Notes due 2007 and 10 1/4% Senior Subordinated Notes due 2008 and transfer agent for Citadel Broadcasting's
13 1/4% Exchangeable Preferred Stock.

     The indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture, contain limitations on the rights of the trustee under the indenture, should it become a creditor of Citadel Communications, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                       DESCRIPTION OF THE PREFERRED STOCK
                     AND THE DEPOSITARY SHARES REPRESENTING
                      FRACTIONAL SHARES OF PREFERRED STOCK

     This section describes the general terms and provisions of the preferred stock that Citadel Communications may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.


     This section is only a summary of the preferred stock that Citadel Communications may offer. Currently, Citadel Communications has no outstanding preferred stock. We urge you to read carefully Citadel Communications' Certificate of Incorporation and the certificate of designation Citadel Communications will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.


BOOK-ENTRY SECURITIES

     The preferred stock may be issued in whole or in part in the form of one or more global securities. See "Securities We May Issue" for additional information about your limited rights as the beneficial owner of a global security.

TERMS OF FUTURE SERIES OF PREFERRED STOCK

     The Board of Directors of Citadel Communications may, without further action of the stockholders, issue up to 20,000 shares of undesignated preferred stock in one or more classes or series. Any undesignated preferred stock issued by Citadel Communications may:

     - rank prior to the common stock as to dividend rights, liquidation preference or both;

     - have full or limited voting rights; and

     - be convertible into shares of common stock or other securities.

     The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by the Board of Directors of Citadel Communications pursuant to a certificate of designation. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock, which will include the following:

     - the maximum number of shares in the series;

     - the designation of the series;

     - the terms of any voting rights of the series;

     - the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

     - whether the shares of such series shall be redeemable by Citadel Communications and, if so, the times, prices and other terms and conditions of such redemption;

     - the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of Citadel Communications;

     - whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     - whether or not the shares of such series shall be convertible into, or exchangeable for, (a) debt securities of Citadel Communications, (b) shares of any other class or classes of stock of Citadel Communications, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;


     - the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by Citadel Communications of, the Citadel Communications' common stock, or any other class or classes of stock of Citadel Communications ranking junior to the shares of such series either as to dividends or upon liquidation;


     - the conditions or restrictions, if any, upon the creation of indebtedness of Citadel Communications or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

     - whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under "--Depositary Shares;"

     - any other preference and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

     - Citadel Communications' ability to modify the rights of holders otherwise than by a vote of a majority or more of the shares outstanding.

     The preferred stock will, when issued, be fully paid and nonassessable. Citadel Communications will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe its selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of Citadel Communications or to vote on any other matter of Citadel Communications.

DEPOSITARY SHARES

     This section describes the general terms and provisions of the depositary shares we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, including, but not limited to, the title of the depositary shares and the deposited security, the amount of deposited securities represented by one depositary share, and any general terms outlined in this section that will not apply to those depositary shares.

     We have summarized certain terms and provisions of the depositary agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We have also filed the form of depositary agreement, including the form of depositary receipt, as an exhibit to the registration statement, of which this prospectus is a part. You should read the forms of depositary agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

     General. Citadel Communications may offer fractional interests in preferred stock rather than full shares of preferred stock. If this occurs, Citadel Communications will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

     The stock of any series of preferred stock underlying the depositary shares will be deposited under a separate depositary agreement between us and a depositary. For these purposes, the depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Citadel Communications will name the depositary and give the address of its principal executive office in the applicable prospectus supplement. Subject to the terms of the depositary agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary shares. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts although not in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

     If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you are entitled to receive at such office the number of shares of preferred stock and any money or other property represented by such depositary shares. Citadel Communications will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing such excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to

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

deposit such preferred stock under the depositary agreement or to receive depositary shares in exchange for such preferred stock.

     Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

     If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with Citadel Communications' approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

     The depositary agreement will also contain provisions relating to how any subscription or similar rights offered by us to the holders of the preferred stock will be made available to the holders of depositary shares.

     Conversion and Exchange. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

     Redemption of Depositary Shares. If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred share. Whenever Citadel Communications redeems preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their depositary receipts to the depositary.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

     The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holder of the depositary shares relating to such preferred stock.

     Taxation. Provided that each obligation in the depositary agreement and any related agreement is performed in accordance with its terms, owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the shares of preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

     - No gain or loss will be recognized for U.S. federal income tax purposes upon withdrawal of preferred stock in exchange for depositary shares as provided in the depositary agreement.

     - The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock.

     - The holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held such depositary shares.

     Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between Citadel Communications and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A depositary agreement may be terminated by Citadel Communications or the depositary only if:

     - All outstanding depositary shares relating to the depositary agreement have been redeemed.

     - There has been a final distribution on the preferred stock of the relevant series in connection with the liquidation, dissolution or winding up of the business and the distribution has been distributed to the holders of the related depositary shares.


     Charges of Depositary. Citadel Communications will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Citadel Communications will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the depositary agreement.

     Miscellaneous. Citadel Communications will forward to the holders of depositary shares all reports and communications that it must furnish to the holders of the preferred stock.

     Neither the depositary nor Citadel Communications will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Citadel Communications' obligations and the depositary's obligations under the depositary agreement will be limited to performance in good faith of duties set forth in the depositary agreement. Neither the depositary nor Citadel Communications will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to Citadel Communications and/or the depositary. Citadel Communications and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

     Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to Citadel Communications. Citadel Communications may also remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50 million.

                            DESCRIPTION OF WARRANTS

     Citadel Communications may issue warrants for the purchase of debt securities, shares of preferred stock or common stock. Warrants may be issued independently or together with any debt securities, shares of preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of preferred stock or common stock. The warrants are to be issued under warrant agreements to be entered into between Citadel Communications and The Bank of New York, as warrant agent, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Citadel Communications in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. This section is a summary of the material terms of the warrant agreement; it does not describe every aspect of the warrants. We urge you to read the warrant agreement because it, and not this description, defines your rights as a warrant holder.

GENERAL

     If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

     - the offering price;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

     - the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

     - the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

     - if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each such debt security or share of preferred stock or common stock;

     - if applicable, the date on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

     - the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

     - whether the warrants will be issued in registered or bearer form;

     - a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

     - any other terms of the warrants.

     Warrants may be exchanged for new warrants of different denominations. If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indentures or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote. If Citadel Communications maintains the ability to reduce the exercise price of any stock warrant and such right is triggered, Citadel Communications will comply with the federal securities laws, including Rule 14e-4 under the Exchange Act, to the extent applicable.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Citadel Communications, unexercised warrants will become void.

     Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock or common stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Citadel Communications will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock or common stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

ADDITIONAL PROVISIONS

     The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including the issuance of the stock dividend to holders of common stock or preferred stock, respectively, or a combination, subdivision or reclassification of common stock or preferred stock, respectively. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, Citadel Communications may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. Citadel Communications may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Citadel Communications will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Citadel Communications as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

NO RIGHTS AS STOCKHOLDERS

     Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of Citadel Communications or any other matter, or to exercise any rights whatsoever as stockholders of Citadel Communications.

                         DESCRIPTION OF STOCK PURCHASE
                       CONTRACTS AND STOCK PURCHASE UNITS

     Citadel Communications may issue stock purchase contracts, which are contracts obligating holders to purchase from Citadel Communications, and Citadel Communications to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to stock purchase contracts upon events that would otherwise dilute the interests of the holders. The stock purchase contracts may be issued separately or as a part of stock purchase units each representing ownership of a stock purchase contract and debt securities, preferred securities of the CCC Capital Trusts or debt obligations of the United States of America or its agencies or instrumentalities, securing the holders' obligations to purchase the common stock or the preferred stock under the stock purchase contracts.

     When the stock purchase units include the debt obligations of the United States of America or its agencies or instrumentalities, the principal of the debt obligations, when paid at maturity, will automatically be applied to satisfy the holder's obligation to purchase common stock or preferred stock under the stock purchase contracts unless the holder of the stock purchase units settles its obligations under the stock purchase contracts early through the delivery of consideration to Citadel Communications or its agent in the manner discussed below.

     Except as otherwise described in the applicable prospectus supplement, in the case of stock purchase units that include preferred securities, in the absence of any such early settlement or the election by a holder to pay the consideration specified in the stock purchase contracts, the preferred securities will automatically be presented to the applicable CCC Capital Trust for redemption at 100% of face or liquidation value and the CCC Capital Trust will present junior subordinated debt securities in an equal principal amount to Citadel Communications for redemption at 100% of principal amount. Amounts received in respect of such redemption will automatically be transferred to Citadel Communications and applied to satisfy in full the holder's obligation to purchase common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require Citadel Communications to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     Except as otherwise described in the applicable prospectus supplement, holders of stock purchase units may be entitled to settle the underlying stock purchase contracts prior to the stated settlement date by surrendering the certificate evidencing the stock purchase units, accompanied by the payment due, in the form and calculated pursuant to the formula as may be prescribed in the stock purchase contracts and described in the applicable prospectus supplement. Upon early settlement, the holder would receive the number of shares of common stock or preferred stock deliverable under the stock purchase contracts, subject to adjustment in certain cases. Holders of stock purchase units may be entitled to exchange their stock purchase units together with appropriate collateral, for separate stock purchase contracts and preferred securities, debt securities or debt obligations of the United States of America or its agencies or instrumentalities. The applicable prospectus supplement will describe in more detail the provisions of such exchange. In the event of either such early settlement or exchange, the preferred securities, debt securities, or debt obligations that were pledged as security for the obligation of the holder to perform under the stock purchase contracts would be transferred to the holder free and clear of Citadel Communications' security interest therein.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units including differences, if any, from the term described above.

             DESCRIPTION OF THE CITADEL COMMUNICATIONS COMMON STOCK

GENERAL

     Citadel Communications is authorized to issue 200,000,000 shares of common stock. The following discussion describes provisions of Citadel Communications' Certificate of Incorporation and Bylaws and of Nevada's laws on private corporations, Chapter 78 of the Nevada Revised Statutes.

VOTING RIGHTS OF COMMON STOCK


     Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. As of December 31, 1999, ABRY Broadcast Partners II, L.P. beneficially owned 3,339,144 shares of common stock, representing approximately 10.5% of the common stock then issued and outstanding. The voting trustee who votes such shares will have the power to significantly influence the election of directors and other matters submitted to a vote of stockholders. The voting power of the voting trustee may hinder or delay a change in control of Citadel Communications and may have an anti-takeover effect.


DIVIDENDS ON COMMON STOCK

     The holders of the common stock are entitled to receive, pro rata, dividends as may be declared by Citadel Communications' Board of Directors out of funds legally available for the payment of dividends.

OTHER PROVISIONS APPLICABLE TO THE COMMON STOCK

     There are no preemptive rights to subscribe for any additional securities which Citadel Communications may issue. There are no redemption provisions or sinking fund provisions applicable to the common stock, nor is the common stock subject to calls or assessments by Citadel Communications.

     In the event of any liquidation, dissolution or winding-up of the affairs of Citadel Communications, holders of common stock will be entitled to share ratably in the assets of Citadel Communications remaining after payment or provision for payment of all of Citadel Communications' debts and obligations and liquidation payments to holders of any outstanding shares of undesignated preferred stock that has a liquidation preference.

     The Board of Directors of Citadel Communications may, without further action of the stockholders, issue up to 20,000 shares of undesignated preferred stock that may rank prior to the common as to dividend rights or liquidation preference. The issuance of undesignated preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, or seeking to acquire, a significant portion of the outstanding common stock.

CERTAIN ANTI-TAKEOVER EFFECTS

     Certificate of Incorporation and Bylaws. The provisions of Citadel Communications' Certificate of Incorporation and Bylaws summarized in the following paragraphs may be deemed to have anti-takeover effects. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their share over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

     Number of Directors, Removal and Filling Vacancies. Citadel Communications' Certificate of Incorporation and Bylaws provide that the number of directors shall not exceed seven and shall be fixed from time to time with the consent of a majority of the Board of Directors. The Certificate of Incorporation also provides that directors may only be removed with cause. Removal of a director requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of Citadel Communications then entitled to vote at an election of directors. These provisions prevent stockholders from removing any incumbent director without cause and allow a majority of the incumbent directors to add additional directors without approval of stockholders until the next annual meeting of stockholders at which directors are elected.

     Meetings of Stockholders. Citadel Communications' Bylaws provide that a special meeting of stockholders may be called only by the Chairman or the Board of Directors unless otherwise required by law. Citadel Communications' Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law. In addition, Citadel Communications' Bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or new proposal which a stockholder wishes to make at an annual meeting of stockholders.

     No Stockholder Action by Written Consent. Citadel Communications' Bylaws provide that any action required or permitted to be taken by the stockholders of Citadel Communications at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu of a duly called meeting.


     Foreign Ownership. Citadel Communications' Certificate of Incorporation permits restriction on the ownership, voting and transfer of Citadel Communications' capital stock in accordance with the Communications Act of 1934, as amended, and the rules of the Federal Communications Commission, to prohibit ownership of more than 20% of Citadel Communications' outstanding capital stock, or more than 20% of the voting rights it represents, by or for the account of aliens or corporations otherwise subject to domination or control by aliens. The Certificate of Incorporation also authorizes the Board of Directors to prohibit any transfer of capital stock that would cause Citadel Communications to violate this prohibition. The Board of Directors may also prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause Citadel Communications to violate, or would otherwise result in violation of, any provision of the Communications Act or the rules, regulations and policies of the FCC under the Communications Act. No stockholders may exercise any voting rights which would cause Citadel Communications to be in violation of the rules, regulations or policies of the FCC.


     Nevada General Corporation Law. The following provisions of Chapter 78 of the Nevada Revised Statutes may delay or make more difficult acquisitions or changes of control of Citadel Communications and may make it more difficult to accomplish transactions that stockholders may otherwise believe to be in their best interests. These provisions may also have the effect of preventing changes in Citadel Communications' management. The Certificate of Incorporation and Bylaws do not exclude Citadel Communications from these provisions of Chapter 78 of the Nevada Revised Statutes.


     Control Share Acquisitions. Under Sections 78.378 to 78.3793 of Chapter 78 of the Nevada Revised Statutes, an acquiring person, who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless the voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. If the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and the corporation must comply with the demand.

     For the above provisions, acquiring person means, subject to exceptions, any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. Controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise:

     - one-fifth or more but less than one-third of the voting power of the issuing corporation in the election of directors,

     - one-third or more but less than a majority of the voting power of the issuing corporation in the election of directors, and/or

     - a majority or more of the voting power of the issuing corporation in the election of directors.

These provisions are triggered as a stockholder moves from one level to the next. Voting rights on the control shares must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. Control shares means those outstanding voting shares of an issuing corporation which an acquiring person:

     - acquires or offers to acquire in an acquisition, or

     - acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person.

Subject to certain exceptions, an acquisition is the direct or indirect acquisition of a controlling interest. Issuing corporation means a corporation that is organized in Nevada, has 200 or more stockholders, at least 100 of whom are stockholders of record and having an address in Nevada which appears in the stock ledger of the corporation, and does business in Nevada directly or through an affiliated corporation.


     The provisions described above do not apply if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions do not apply. The Certificate of Incorporation and Bylaws do not exclude Citadel Communications from the restrictions imposed by such provisions. However, unless and until Citadel Communications has at least 100 stockholders of record who have an address in Nevada which appears in the stock ledger of Citadel Communications, this act will not apply to Citadel Communications. As of January 5, 2000, this act did not apply to Citadel Communications.


     Certain Business Combinations. In general, Sections 78.411 to 78.444 of Chapter 78 of the Nevada Revised Statutes restrict the ability of a Nevada corporation that has 200 or more stockholders to engage in any combination with an interested stockholder for three years following the date of the transaction in which the stockholder became an interested stockholder, unless the combination or the triggering purchase of shares is approved by the board of directors of the corporation before the date of the triggering purchase. If the combination or triggering purchase was not so approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. Interested stockholder means any person, or its subsidiaries, who is:

     - the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or

     - an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.


The provisions described above do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Citadel Communications' Certificate of Incorporation does not exclude it from the restrictions imposed by these provisions.


     Directors' Duties. Section 78.138 of Chapter 78 of the Nevada Revised Statutes allows directors and officers, in exercising their respective powers to further the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and the long and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation. In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, any debt created as a result of the change in control would cause the assets of the corporation or any successor to be less than the liabilities or would render the corporation or any successor insolvent or lead to bankruptcy proceedings. Nevada law presumes that, in business matters, directors have acted in good faith, on an informed basis and with a view to the interests of the corporation.

TRANSFER AGENT AND REGISTRAR

     BankBoston, N.A. is the transfer agent and registrar for Citadel Communications' common stock.

           DESCRIPTION OF THE CCC CAPITAL TRUSTS PREFERRED SECURITIES

     Either or both of the CCC Capital Trust may offer preferred securities which represent preferred undivided beneficial interests in the assets of the issuing CCC Capital Trust. In connection with an offering of preferred securities, the issuing CCC Capital Trust will sell its common securities to Citadel Communications which common securities represent common undivided beneficial interests in the assets of the issuing CCC Capital Trust. The issuing CCC Capital Trust will use the proceeds from any sale of preferred securities and common securities to buy junior subordinated debt securities from Citadel Communications or Citadel Broadcasting with payment terms similar to those of the preferred securities. Payments on Citadel Broadcasting's junior subordinated securities will be guaranteed on a subordinated basis by Citadel Communications. If a CCC Capital Trust sells preferred securities and common securities, Citadel Communications or Citadel Broadcasting, as the case may be, will pay principal and interest on the junior subordinated debt securities to the issuing CCC Capital Trust, which the issuing CCC Capital Trust will distribute to the holders of the preferred securities. As long as no event of default under the junior subordinated indenture has occurred and is continuing, the issuer of the junior subordinated debt securities has the right under the junior subordinated indenture to defer the payment of interest on the junior subordinated debt securities at any time. Furthermore, if the issuer of the junior subordinated debt securities defers interest payments, the CCC Capital Trust will defer the payment of distributions on the preferred securities during the related period. For additional information on our ability to defer interest payments and the CCC Capital Trust's ability to defer distributions, see "Description of the Junior Subordinated Debt Securities--Interest," and "--Distributions," "--Extension Periods" and "--Extension Period Restrictions." Citadel Communications will fully and unconditionally guarantee the preferred securities based on several obligations described in this prospectus. See "Description of the Guarantee and Expense Agreement Relating to the Preferred Securities."

     This section and the following three sections describe the various aspects of an offering of preferred securities, including:

     - the preferred securities and the common securities themselves;

     - the corresponding junior subordinated debt securities, the indenture under which they are issued and the guarantee of Citadel Broadcasting's junior subordinated debt securities by Citadel Communications;

     - the preferred securities guarantee and the expense agreement, which together with the amended and restated declaration of trust, the junior subordinated debt securities and the indenture constitute a full and unconditional guarantee of the preferred securities by Citadel Communications; and

     - the relationship among the preferred securities, the junior subordinated debt securities, the preferred securities guarantee and the expense agreement.

     The preferred securities may be issued in whole or in part in the form of one or more global securities. See "Securities We May Issue--Legal Ownership of Securities" for additional information about your limited rights as the beneficial owner of a global security.

     The applicable prospectus supplement will contain a description of several important tax and accounting matters of which you should be aware before investing in the preferred securities.

     This section summarizes the main provisions of the preferred securities and the amended and restated declaration of trust, but it does not describe all the provisions. Consequently, this summary is qualified by reference to the full text of the amended and restated declaration of trust. We have filed a form of the amended and restated declaration of trust as an exhibit to our registration statement of which this prospectus is a part.

     THE TERM INDENTURE, WHEN USED IN THIS SECTION, REFERS ONLY TO THE INDENTURE FOR THE JUNIOR SUBORDINATED DEBT SECURITIES OF CITADEL COMMUNICATIONS OR CITADEL BROADCASTING, AS THE CASE MAY BE, AND NOT TO THE INDENTURES FOR SENIOR AND SENIOR SUBORDINATED DEBT SECURITIES OF CITADEL COMMUNICATIONS. THE TERM ISSUER, WHEN USED IN THIS SECTION, REFERS TO THE ISSUER OF THE JUNIOR SUBORDINATED DEBT SECURITIES, WHICH COULD BE CITADEL COMMUNICATIONS OR CITADEL BROADCASTING.

     This section uses terms that are defined in the amended and restated declaration of trust and the indenture. Unless we define those terms in this prospectus, we intend them to have the meanings given them in the amended and restated declaration of trust or the indenture, as the case may be.

GENERAL

     A CCC Capital Trust will issue the preferred securities and the common securities under the amended and restated declaration of trust, with a stated liquidation amount to be determined. The preferred securities and the common securities will rank equally with one another, and all payments will be made on the preferred securities and the common securities pro rata, except as described in "--Priority over Common Securities."

     The issuer will issue the junior subordinated debt securities under the indenture as described in "Description of the Junior Subordinated Debt Securities," and the property trustee of the issuing CCC Capital Trust will hold legal title to the junior subordinated debt securities in trust for the benefit of the holders of the preferred securities and the common securities. Citadel Communications will guarantee Citadel Broadcasting's obligations under Citadel Broadcasting's junior subordinated securities. Citadel Communications will also guarantee each CCC Capital Trust's obligations under the guarantee agreement as described in "Description of the Guarantee and Expense Agreement Relating to the Preferred Securities." Under the guarantee of the preferred securities, Citadel Communications will guarantee, on a subordinated basis, the payment of distributions and other amounts payable on the preferred securities, but only to the extent that the CCC Capital Trust has funds on hand legally and immediately available to make those payments.

DISTRIBUTIONS

     Distributions will accumulate on the preferred securities from their original issue date at an annual rate provided in the applicable prospectus supplement. Unless deferred as described below, distributions will be payable quarterly in arrears to the holders of the preferred securities at the close of business on the 15th day, whether or not a business day, next preceding the relevant distribution date. The amount of distributions payable for any period will be computed on the basis of a 360-day year of 12 30-day months.

     Each CCC Capital Trust will have no funds to distribute in respect of the preferred securities other than the payments it receives from the issuer in respect of the junior subordinated debt securities. Consequently, if the issuer defers or for any other reason fails to make interest payments on the junior subordinated debt securities, the CCC Capital Trust will not have funds available to pay distributions on the preferred securities. Neither Citadel Communications nor Citadel Broadcasting have a current intention to exercise its right to defer interest payments on the junior subordinated debt securities that it may issue.

EXTENSION PERIODS

     As long as no event of default under the indenture has occurred and is continuing, the issuer has the right under the indenture to defer the payment of interest on the junior subordinated debt securities at any time. The issuer may do so for a period not exceeding 20 consecutive quarters, provided that no extension period may extend beyond the stated maturity of the junior subordinated debt securities. However, during an extension period, interest will continue to accrue and, to the extent permitted by applicable law, additional interest will accrue on each deferred interest payment at an annual rate specified in the prospectus supplement, compounded quarterly from the corresponding interest payment date. Before an extension period ends, the issuer may extend it further, subject to the limit described above. When an extension period ends and the issuer has paid all interest then accrued and unpaid on the junior subordinated debt securities, the issuer may begin a new extension period, provided that no event of default under the indenture has occurred and is continuing. There is no limit on the number of extension periods that the issuer may begin. For additional information on interest payments on the junior subordinated debt securities, see "Description of the Junior Subordinated Debt Securities--Interest."

     If the issuer elects to defer interest payments on the junior subordinated debt securities, the CCC Capital Trust will defer the payment of distributions on the preferred securities during the related extension period. However, during an extension period, distributions will continue to accumulate on the liquidation amount of the preferred securities and, to the extent permitted by applicable law, those deferred distributions will accumulate additional distributions at an annual rate specified in the prospectus supplement, compounded quarterly from the corresponding distribution date. The term distribution, wherever we use it in this section, includes any of these additional distributions. During an extension period, holders of preferred securities may be required to accrue interest income for U.S. federal income tax purposes. The prospectus supplement will contain a more detailed discussion on the U.S. federal income tax considerations.

     Any distributions that would otherwise become due and payable during an extension period will not become due and payable until the day after the extension period ends. If any preferred securities become subject to redemption on a redemption date that would otherwise occur during an extension period, that extension period will end automatically on the next preceding day.

     The issuer must give the property trustee and the holders of preferred securities notice of its election to begin or extend an extension period. The notice must be given at least one business day before the earlier of the following:

     - the record date for the distribution date on which distributions would have been payable but for the election, and

     - the date on which notice of that record date must be given to the New York Stock Exchange, or any other national securities exchange or organization on which the preferred securities are then listed, under the rules of that exchange or other organization.

     The issuer must notify the holders in the manner described below in "--Notices."

EXTENSION PERIOD RESTRICTIONS

     The indenture provides that, during any extension period, neither the issuer nor any of its subsidiaries may take any of the following actions:

     - declare or pay any dividend or other distribution on, or redeem, purchase or otherwise acquire, or make any distribution or liquidation payment with respect to, any capital stock of the issuer, except as described below, and

     - pay any principal, interest or other amount in respect of, or redeem, purchase or otherwise acquire, any debt securities, including guarantees of such indebtedness, of the issuer that rank, in right of payment in all respects, equally with or junior to the junior subordinated debt securities, except as described below.

The indenture restriction described above provides for significant exceptions. Any of the following that would otherwise be covered by this restriction will nevertheless be permitted:

     - any transaction in which the only consideration given or to be given by the issuer or any of its Subsidiaries is junior securities meaning (1) capital stock or debt securities of the issuer that rank, in right of payment in all respects, equally with or junior to the junior subordinated debt securities and (2) warrants, options and other rights to acquire or convert into capital stock or debt securities of the kind described in clause (1);

     - any transaction in connection with or arising from:

        - any employment contract, benefit plan or other similar arrangement with, or for the benefit of, one or more employees, officers, directors or consultants in connection with a dividend reinvestment or stockholder stock purchase plan, or

        - any issuance of junior securities as consideration in an acquisition transaction entered into before the applicable extension period;

     - any reclassification, exchange or conversion of capital stock or indebtedness, of the issuer or any Subsidiary, as, into or for any junior securities of the issuer;

     - any purchase of fractional interests in capital stock pursuant to the conversion or exchange provisions of a security being converted into or exchanged for capital stock;

     - any declaration or payment of a dividend, issuance of rights, stock or other property or redemption or other acquisition of rights in connection with any stockholder rights plan; or

     - in the case when the issuer is Citadel Broadcasting, any declaration or payment of a dividend with respect to Citadel Broadcasting's 13 1/4% Exchangeable Preferred Stock.

MANDATORY REDEMPTION

     The preferred securities will remain outstanding until the CCC Capital Trust redeems them or distributes the junior subordinated debt securities in exchange for the preferred securities. Any redemption of preferred securities must occur as described below. Any exchange distribution must occur as described below in "--Exchange of Preferred Securities for Junior Subordinated Debt Securities."

REDEMPTION OF PREFERRED SECURITIES AND COMMON SECURITIES

     If the issuer repays or redeems the junior subordinated debt securities at any time, whether at their stated maturity, upon acceleration after an event of default under the indenture or upon optional redemption, the CCC Capital Trust will be obligated to redeem a like amount of preferred securities and common securities on the redemption date at the redemption price specified in the prospectus supplement. In this context, like amount means preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities to be contemporaneously repaid or redeemed.

REPAYMENT AND REDEMPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The junior subordinated debt securities will mature on the date set forth in the applicable prospectus supplement. The issuer will also be entitled to redeem the junior subordinated debt securities before their stated maturity, as follows:

     - on or after the date set forth in the applicable prospectus supplement, in whole or in part, provided that no partial redemption may occur during an extension period, or

     - in whole at any time within 90 days after the occurrence of a Tax Event or an Investment Company Act Event.

See "Description of the Junior Subordinated Debt Securities -- Definition of Tax Event," and "-- Definition of Investment Company Act Event."

     The indenture provides that if a Tax Event has occurred and is continuing and the issuer does not elect to redeem the junior subordinated debt securities, the issuer may be required to pay certain Additional Sums described under "Description of the Junior Subordinated Debt Securities--Payment of Additional Sums" on the junior subordinated debt securities. The indenture provisions regarding repayment and redemption of the junior subordinated debt securities, as well as information about the effect that possible tax law changes may have on the junior subordinated debt securities and preferred securities, are addressed in "Description of the Junior Subordinated Debt Securities--Stated Maturity; Shortening and Extension" and "--Optional Redemption."

REDEMPTION PROCEDURES

     The property trustee will give notice of any redemption of preferred securities to the holders of preferred securities not less than 30 nor more than 60 days before the redemption date, unless the redemption results from acceleration of the maturity of the junior subordinated debt securities and the property trustee cannot reasonably give this notice during this period. In that case, the property trustee will give the notice as soon as practicable. In all cases, the property trustee will give the notice of redemption in the manner described below under "--Notices."

     Payment of the redemption price for any preferred securities will be made against surrender of the certificates representing those preferred securities, or, in the case of any preferred securities held in book-entry form, in accordance with the applicable procedures of the depositary. However, any distributions that are payable on a distribution date that falls on or before the redemption date will be payable to the persons who are the holders of those preferred securities on the record date for the distribution date.

     If the property trustee gives a notice of redemption, it will irrevocably deposit with the depositary, in the case of any book-entry preferred securities, or the paying agent, in the case of any non-book-entry preferred securities, on the redemption date, funds sufficient to pay the redemption price for all preferred securities to be redeemed on that date, to the extent the funds are available to the property trustee. Upon the date of such deposit, all rights of the holders of the preferred securities called for redemption will cease, except the right of those holders to receive the redemption price (but without additional interest on that amount, and those preferred securities will cease to be outstanding. If payment of the redemption price for any preferred securities called for redemption is improperly withheld or refused and not paid either by the CCC Capital Trust or by Citadel Communications under the guarantee, or if notice of redemption is not given as required, distributions on those preferred securities will continue to accumulate to the date the redemption price is actually paid.

     If less than all the preferred securities and common securities are to be redeemed on a redemption date, the aggregate liquidation amount of preferred securities and common securities to be redeemed will be allocated pro rata between the outstanding preferred securities and the outstanding common securities, based upon their respective aggregate liquidation amounts. Not more than 60 days prior to the redemption date, the property trustee will select the preferred securities to be redeemed from among the outstanding preferred securities not previously called for redemption. The property trustee may use any method of selection that it deems to be fair and appropriate, including any method that involves the redemption of a portion of the aggregate liquidation amount of any particular holder's preferred securities.

OTHER PURCHASES OF PREFERRED SECURITIES

     Subject to applicable law, including U.S. federal securities laws, we may purchase outstanding preferred securities by tender, in the open market or by private agreement. These purchases may occur at any time and from time to time other than during an extension period.

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

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBT SECURITIES

     The holders of the common securities will have the right at any time, in their sole discretion, to elect to dissolve the CCC Capital Trust. Upon such an election, and after liabilities of creditors of the CCC Capital Trust have been satisfied as provided by applicable law, the property trustee will cause a like amount of junior subordinated debt securities to be distributed in exchange for all the outstanding preferred securities and common securities, in liquidation of the CCC Capital Trust. In this context, like amount means junior subordinated debt securities having an aggregate principal amount equal to the aggregate liquidation amount of all outstanding preferred securities and common securities. The exchange distribution will be made to the persons who are the holders of record of the outstanding preferred securities and common securities on the exchange date, which will be the 15th day, whether or not a business day, before the date fixed for the distribution by the property trustee. See "--Liquidation Distribution upon Dissolution."

EXCHANGE PROCEDURES

     The property trustee will notify holders of preferred securities of any exchange 30 to 60 days before the exchange date, in the manner described below under "--Notices." On the exchange date, the following shall occur:

     - The preferred securities will cease to be outstanding.

     - The depositary or its nominee will receive certificates representing the junior subordinated debt securities to be distributed in exchange for all preferred securities held in book-entry form, with those junior subordinated debt securities also being in book-entry form.

     - Any certificates representing preferred securities that are not held in book-entry form will be deemed to represent a like amount of junior subordinated debt securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those preferred securities, until those certificates are presented to the paying agent for exchange or transfer.

     - All rights of the holders of preferred securities will cease, except for the right of holders of preferred securities in non-book-entry form to receive certificates representing junior subordinated debt securities in non-book-entry form, upon surrender of the certificates representing their preferred securities, as described above.

CERTAIN TAX CONSEQUENCES

     Under current U.S. federal income tax law and interpretations, and assuming, as we expect, that the CCC Capital Trust will not be classified as an association taxable as a corporation, holders of the preferred securities would not be taxed if the junior subordinated debt securities were distributed in exchange for preferred securities. However, if a Tax Event were to occur and the CCC Capital Trust became taxable on income received or accrued on the junior subordinated debt securities, both the CCC Capital Trust and the holders of the preferred securities could be taxed on the distribution of junior subordinated debt securities in exchange for preferred securities. The applicable prospectus supplement will contain a more detailed discussion of these tax consequences.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Under the amended and restated declaration of trust, the CCC Capital Trust will automatically dissolve upon the occurrence of any of the following events, whichever occurs first:

     - the expiration of its term of 55 years;

     - certain events of bankruptcy, dissolution or liquidation of a holder of common securities;

     - upon the election by the holders of common securities to dissolve the CCC Capital Trust, as described above under "--Exchange of Preferred Securities for Junior Subordinated Debt Securities;"

     - redemption of all the preferred securities and common securities as described above under "--Mandatory Redemption" and "--Redemption of Preferred Securities and Common Securities;" or

     - the entry of an order for the dissolution of the CCC Capital Trust by a court of competent jurisdiction.

     If the CCC Capital Trust dissolves while the preferred securities are outstanding, the property trustee will liquidate the CCC Capital Trust as expeditiously as the property trustee determines to be possible. The property trustee will do so by distributing a like amount of the junior subordinated debt securities to the holders of the preferred securities and common securities in exchange for their securities, as described above under "--Exchange of Preferred Securities for Junior Subordinated Debt Securities." However, the property trustee will do so only after satisfying liabilities to creditors of the CCC Capital Trust as provided by applicable law and only if the property trustee determines that an exchange distribution of this kind is practical.

     If the property trustee determines that an exchange distribution is not practical, each holder of outstanding preferred securities will be entitled to receive out of the assets of the CCC Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the CCC Capital Trust as provided by applicable law, an amount equal to the liquidation distribution. The liquidation distribution for any preferred securities will equal the aggregate liquidation amount of those preferred securities plus all accrued and unpaid distributions on them to the date of payment. If the liquidation distribution for all outstanding preferred securities can be paid only in part because the CCC Capital Trust has insufficient assets available to pay it in full, the amounts payable by the CCC Capital Trust on the preferred securities will be paid pro rata, based on their respective liquidation distributions.

     On any liquidation of the CCC Capital Trust, the holders of the common securities will be entitled to receive distributions pro rata with the holders of the preferred securities, unless an event of default under the amended and restated declaration of trust has occurred and is continuing. In that case, the preferred securities will have priority in right of payment over the common securities, as described below under "--Priority over Common Securities."

PRIORITY OVER COMMON SECURITIES

     Payment of distributions and the redemption price will be made in respect of the preferred securities and the common securities pro rata, based on the respective aggregate liquidation amounts of the two classes, except as follows. If an event of default under the amended and restated declaration of trust (see the next subsection) has occurred and is continuing, the CCC Capital Trust will not pay any distribution or redemption price, or make any liquidation distribution, in respect of the common securities on any day unless any of the following have occurred:

     - In the case of any distribution to be paid, all accumulated and unpaid distributions on all outstanding preferred securities for all distribution periods ending on or before the payment day have been paid, or duly provided for, in cash.

     - In the case of any redemption price to be paid, the redemption price on all outstanding preferred securities called on or before the payment day for redemption has been paid, or duly provided for, in cash.

     - In the case of a liquidation distribution to be made, the liquidation distribution on all outstanding preferred securities has been made, or duly provided for.

Whenever any distribution or redemption price is due and payable in respect of the preferred securities, the property trustee will apply all available funds to the payment of those amounts in full in cash before making any payment in respect of the common securities. The CCC Capital Trust will not make any payment or other distribution in respect of the common securities, including on account of any purchase or other acquisition, while the preferred securities are outstanding, other than distributions, the redemption price and the liquidation distribution on the terms set forth in the amended and restated declaration of trust.

     If an event of default occurs, the holders of the common securities will be deemed to have waived all rights to act with respect to the event of default under the amended and restated declaration of trust until all events of default have been cured, waived or otherwise eliminated. Until that time, the property trustee will act solely on behalf of the holders of the preferred securities and not on behalf of the holders of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

     Notwithstanding the foregoing, the holders of common securities may act with respect to an event of default that results solely from a default in the payment of any amount due and payable on the common securities, or from a default or breach under any covenant in the amended and restated declaration of trust made solely for the benefit of the holders of common securities, subject to the following conditions. The action of the common securities holders must not adversely affect the interests of the holders of preferred securities and no event of default, and no event or condition that after the passage of time or giving of notice would result in a event of default, that is other than of the type described in the preceding sentence, may have occurred and be continuing.

TRUST EVENTS OF DEFAULT

     Any one of the following events will be a event of default under the amended and restated declaration of trust. This will be the case regardless of the reason why the event occurs, whether it is voluntary or involuntary and whether or not it results from operation of law, from any judgment, decree or order of any court or from any order, rule or regulation of any administrative or governmental body:

     - the occurrence of an event of default under the junior subordinated indenture (see "Description of the Junior Subordinated Debt Securities--Events of Default");

     - the default by the CCC Capital Trust in the payment of any distribution when it becomes due and payable and continuation of the default for 30 days;

     - the default by the CCC Capital Trust in the payment of any redemption price when it becomes due and payable;

     - a material default or breach under any covenant or warranty of the trustees in the amended and restated declaration of trust, and continuation of the default or breach for 60 days after a notice of default has been given, which may be given only by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities, as provided under the amended and restated declaration of trust; or

     - the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee if a successor property trustee has not been appointed within 90 days.

     Within five business days after learning about an event of default, the property trustee will notify the holders of the outstanding preferred securities and common securities, unless the event of default has been cured or waived. Citadel Communications, as depositor, and the administrators are obligated to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the amended and restated declaration of trust.

ENFORCEMENT RIGHTS

     If an event of default under the indenture occurs and is continuing as to a series of corresponding junior subordinated debt securities, the property trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and premium and interest, if any, on the corresponding junior subordinated debt securities, and any other amounts payable under the indenture, due and payable and to enforce its other rights as a creditor with respect to such corresponding junior subordinated debt securities.

     This means, however, that, as a holder of the related preferred securities, you must rely on the property trustee to enforce its rights against the issuer, subject to the following provisions.

RIGHT TO DIRECT PROPERTY TRUSTEE'S ACTIONS

     The holders of a majority in aggregate liquidation amount of outstanding preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the property trustee under the amended and restated declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the junior subordinated debt securities. Accordingly, the property trustee will not take any of the following actions without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities, or, in the case of any action that under the indenture may be taken only with the prior consent of each affected holder of junior subordinated debt securities, without the prior consent of each holder of outstanding preferred securities:

     - direct the time, method or place of conducting any proceeding for any remedy available to, or executing any trust or power conferred on, the trustee under the indenture with respect to the junior subordinated debt securities;

     - waive any past default that may be waived under the indenture;

     - exercise any right to rescind or annul a declaration that the aggregate principal amount of the junior subordinated debt securities be due and payable;

     - consent to any amendment, modification or termination of the indenture or the junior subordinated debt securities, if the consent of any holder of junior subordinated debt securities is required under the indenture; or

     - revoke any action previously authorized or approved by the holders of the preferred securities except by, or with the subsequent authorization or approval of, the holders of the preferred securities.

Before taking any of the actions described above, the property trustee must also obtain an opinion of counsel, experienced in the following matters, to the effect that the action will not cause the CCC Capital Trust to be classified as an association taxable as a corporation, or as other than a grantor trust, or cause the junior subordinated debt securities to be treated as other than indebtedness of the issuer, for U.S. federal income tax purposes. The property trustee will notify the holders of preferred securities of any notice of default with respect to the junior subordinated debt securities, in the manner described below under "--Notices."

     Any required approval of holders of preferred securities may be given by written consent or at a meeting convened for that purpose. The property trustee must cause a notice of any meeting at which holders of preferred securities are entitled to vote, to be given to the holders of preferred securities in the manner described below under "--Notices."

RIGHT OF DIRECT ACTION

     If an event of default under the indenture has occurred and is continuing and is attributable to the failure of the issuer to pay any interest or principal on the junior subordinated debt securities when due and payable, a holder of preferred securities may begin a legal proceeding directly against the issuer for enforcement of payment, to that holder, of the interest, including any Additional Sums, or principal due and payable on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of that holder's preferred securities. The issuer may not amend the indenture to remove the right of any holder of outstanding preferred securities to bring a direct action without the prior written consent of that holder. The issuer will have the right under the indenture to set off any payment made to a holder of preferred securities in connection with a direct action. Except for the right to bring a direct action, holders of preferred securities will not have the right to exercise directly against the issuer any remedy available to a holder of junior subordinated debt securities.

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

RIGHT TO ACCELERATE JUNIOR SUBORDINATED DEBT SECURITIES

     The holders of certain minimum percentages of the outstanding preferred securities will be entitled to exercise certain rights of the holders of the junior subordinated debt securities under the indenture, if the holders of junior subordinated debt securities do not do so. These rights include the right to accelerate the maturity of the junior subordinated debt securities when an event of default under the indenture has occurred and is continuing, to cancel a declaration of acceleration of the junior subordinated debt securities and to waive certain defaults under the indenture. See "Description of the Junior Subordinated Debt Securities--Events of Default."

MERGERS, CONSOLIDATIONS, AMALGAMATIONS AND REPLACEMENTS OF THE CCC CAPITAL TRUST

     At the request of the holders of the common securities and without the consent of any holder of preferred securities or any trustee or administrator, the CCC Capital Trust may merge with or into, or consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, another person, but only if that other person is a trust organized as such under the laws of any state in the United States and only if all the following requirements are met:

     - The successor entity, if not the CCC Capital Trust, either expressly assumes all the obligations of the CCC Capital Trust with respect to the preferred securities or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, provided that the successor securities rank at least as high as the preferred securities rank with regard to the priority in right of payment of all distributions and other amounts payable upon liquidation, redemption and otherwise.

     - The successor entity, if not the CCC Capital Trust, has a purpose substantially identical to that of the CCC Capital Trust.

     - A trustee of the successor entity, if not the CCC Capital Trust, possessing the same powers and duties as the property trustee is appointed to hold the junior subordinated debt securities.

     - The successor securities, if any, are listed, or will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed.

     - The transaction does not cause the preferred securities, or any successor securities, to be downgraded by any nationally recognized statistical rating organization that assigns ratings to the preferred securities.

     - The transaction does not adversely affect the material rights, preferences and privileges of the holders of the preferred securities, or any successor securities, in any material respect.

     - Prior to the transaction, Citadel Communications and the CCC Capital Trust have received an opinion from independent counsel to Citadel Communications and the CCC Capital Trust, experienced in the following matters, to the effect that (1) the transaction will not adversely affect the rights, preferences and privileges of the holders of the preferred securities, or any successor securities, in any material respect
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

       and (2) upon completion of the transaction, the CCC Capital Trust or the successor entity, as applicable, will not be required to register as an investment company under the Investment Company Act.

     - Citadel Communications, or any permitted successor, together with its permitted assignees, holds all the common securities of the CCC Capital Trust or all comparable securities of the successor entity, as applicable, and guarantees the obligations of the successor entity, if not the CCC Capital Trust, in respect of the preferred securities, or any successor securities, at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the CCC Capital Trust may not engage in a transaction that would cause the CCC Capital Trust or the successor entity, as applicable, to be classified as an association taxable as a corporation or as other than a grantor trust, or would cause the junior subordinated debt securities or any successor securities to be treated as other than indebtedness of the issuer, for U.S. federal income tax purposes, unless it first obtains the consent of all holders of outstanding preferred securities. Except as permitted under the provisions described above, the CCC Capital Trust may not engage in any transaction of the type described.

VOTING RIGHTS; AMENDMENT OF THE AMENDED AND RESTATED DECLARATION OF TRUST

     Except as provided below and under "Description of the Guarantee and Expense Agreement Relating to the Preferred Securities--Amendments, Assignment and Succession," and as otherwise required by law and the amended and restated declaration of trust, the holders of the preferred securities will have no voting rights.

     The holders of the common securities and the property trustee, without the consent of the holders of the preferred securities, may amend the amended and restated declaration of trust from time to time to do any of the following:

     - cure any ambiguity, or correct or supplement any provision that may be inconsistent with any other provision, in the amended and restated declaration of trust;

     - make any provision with respect to matters or questions arising under the amended and restated declaration of trust that is not inconsistent with the other provisions of the amended and restated declaration of trust; and

     - modify, eliminate or add to any provisions of the amended and restated declaration of trust to any extent that may be necessary to ensure that the CCC Capital Trust will not be taxable as a corporation or be classified as other than a grantor trust, or to ensure that the junior subordinated debt securities are treated as indebtedness of the issuer, for U.S. federal income tax purposes, or to ensure that the CCC Capital Trust will not be required to register as an "investment company" under the Investment Company Act);

but only if the amendment does not adversely affect the interests of any holder of preferred securities in any material respect and does not become effective until notice of the amendment is given to the holders of preferred securities.

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

     The holders of the common securities and the property trustee may also amend the amended and restated declaration of trust if:

     - they obtain the consent of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities, and

     - the trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not result in the CCC Capital Trust being taxable as a corporation or being classified as other than a grantor trust, or the junior subordinated debt securities being treated as other than indebtedness of the issuer, for U.S. federal income tax purposes or the CCC Capital Trust being required to register as an investment company under the Investment Company Act.

     Notwithstanding the foregoing, each holder of preferred securities or common securities must consent to an amendment of the amended and restated declaration of trust that:

     - changes the amount or timing of any distribution or other payment, or otherwise adversely affects the amount or timing of any distribution or other payment required to be made as of a specified date, in respect of that holder's preferred securities and common securities, or

     - restricts the right of that holder to institute suit for the enforcement of any payment on those preferred securities and common securities on or after the date on which it becomes due and payable.

     For the purpose of any vote or consent of holders of preferred securities, any preferred securities owned by Citadel Communications, any trustee or any affiliate of Citadel Communications or any trustee will be treated as if they were not outstanding.

NOTICES

     Notices to be given to holders of preferred securities held in book-entry form will be given only to the depositary in accordance with its applicable procedures. Notices to be given to holders of preferred securities not held in book-entry form may be given by mail to the respective addresses of the holders as they appear in the security register. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

PAYMENT AND PAYING AGENCY

     Payments in respect of any preferred securities held in book-entry form will be made only to the depositary or its nominee in accordance with its applicable procedures. Payments in respect of any preferred securities not held in book-entry form will be made at the offices of any paying agent. However, at the option of Citadel Communications, distributions payable on non-book-entry preferred securities may be paid by check mailed to the persons entitled to receive them, at their addresses appearing on the security register on the relevant record date.

     The property trustee will initially serve as the paying agent. From time to time, the property trustee may select one or more firms to act as the paying agent or as co-paying agents. Each paying agent must be a bank or trust company acceptable to the administrators.

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

A paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and Citadel Communications. In the event there is no paying agent, the property trustee will appoint a firm to act as paying agent.

     If any distribution, redemption price or other amount is payable in respect of the preferred securities on a day that is not a business day, the payment may be made on the next succeeding business day unless that business day is in a different calendar year, in which case the payment may be made on the next preceding business day. Each payment made on the next succeeding or preceding business day as described above may be made with the same force and effect as if made on the day on which the payment is originally payable.

     THE OWNERS OF BENEFICIAL INTERESTS IN PREFERRED SECURITIES HELD IN BOOK-ENTRY FORM WILL NOT HAVE ANY RIGHTS UNDER THE AMENDED AND RESTATED DECLARATION OF TRUST OR THE INDENTURE TO RECEIVE PAYMENTS IN RESPECT OF THOSE PREFERRED SECURITIES. THOSE BENEFICIAL OWNERS WILL HAVE ONLY SUCH RIGHTS AS MAY EXIST UNDER THE APPLICABLE PROCEDURES OF THE DEPOSITARY AND ITS DIRECT AND INDIRECT PARTICIPANTS. FOR A DESCRIPTION OF CERTAIN MATTERS RELATING TO SECURITIES HELD IN BOOK-ENTRY FORM, SEE "SECURITIES WE MAY ISSUE--LEGAL OWNERSHIP OF SECURITIES."

Any moneys deposited with the property trustee or any paying agent, or then held in trust by Citadel Communications or the CCC Capital Trust, for the payment of any amount due and payable on any preferred securities, and remaining unclaimed for two years after the amount has become due and payable, will, at the request of Citadel Communications, be repaid to Citadel Communications. Thereafter, the holders of those preferred securities will look, as a general unsecured creditor, only to Citadel Communications for payment thereof.

REGISTRAR AND TRANSFER AGENT

     The property trustee will act as registrar and transfer agent for the preferred securities. The property trustee will exchange and register transfers of preferred securities without charge by or on behalf of the CCC Capital Trust, but will require payment of any tax or other governmental charge that may be imposed in connection with the exchange or transfer. If any preferred securities have been called for redemption, the property trustee may refuse to register any transfer of those preferred securities during a period beginning 15 days before the redemption date.

REGARDING THE TRUST TRUSTEES

     Removal and Appointment of Successors. The holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities may remove the trustees for cause or, if an event of default under the indenture has occurred and is continuing, with or without cause. If a trustee is removed by the holders of the outstanding preferred securities, the successor may be appointed by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities. If a trustee resigns, it will appoint its successor. If a trustee fails to appoint a successor, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities may appoint a successor. If a successor has not been appointed by the holders, any holder of preferred securities or common securities or the other trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property

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

trustee must be a national or state-chartered bank and, at the time of appointment, must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration of Trust.

     Merger, Consolidation, Etc. If a trustee merges, consolidates with or converts into, another person, or another person succeeds to all or substantially all the corporate trust business of that trustee, that other person will be the successor of that trustee under the amended and restated declaration of trust, but only if that other person is qualified and eligible to be a trustee.

     Duties of Property Trustee. The property trustee undertakes to perform only those duties that are specifically set forth in the amended and restated declaration of trust, unless an event of default under the amended and restated declaration of trust is continuing. In that event, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee will have no obligation to exercise any of the powers vested in it by the amended and restated declaration of trust at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur as a result. If no event of default is continuing and the property trustee must decide between alternative causes of action or construe ambiguous provisions in the amended and restated declaration of trust, or is unsure of the application of any provision of the amended and restated declaration of trust, and the matter is not one on which the holders of preferred securities and common securities are entitled under the amended and restated declaration of trust to vote, then the property trustee may take any action that it deems to be advisable and in the best interests of the holders of the preferred securities and common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     Miscellaneous. The amended and restated declaration of trust authorizes and directs the administrators and the property trustee to conduct the affairs of and to operate the CCC Capital Trust so that the CCC Capital Trust will not be required to register as an investment company under the Investment Company Act or be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the junior subordinated debt securities will be treated as indebtedness of the issuer for U.S. federal income tax purposes. The amended and restated declaration of trust authorizes the property trustee and the holders of common securities to take any action, not inconsistent with applicable law, the certificate of trust of the CCC Capital Trust or the amended and restated declaration of trust, that they, or any successor entity, determine in their discretion to be necessary or desirable for these purposes, as long as the action does not adversely affect the interests of the holders of the preferred securities in any material respect. Holders of the preferred securities will have no preemptive or similar rights.

GOVERNING LAW

     The amended and restated declaration of trust and the preferred securities and common securities will be governed by and construed in accordance with the laws of Delaware.

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             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     This section summarizes the main provisions of the junior subordinated debt securities and the junior subordinated indenture, but it does not describe all the provisions. Therefore, you should read the full text of the indentures for a complete description of the junior subordinated debt securities. We have filed a form of the junior subordinated indenture as an exhibit to the registration statement, of which this prospectus is a part.

THE TERM INDENTURE, WHEN USED IN THIS SECTION, REFERS ONLY TO THE INDENTURE FOR THE JUNIOR SUBORDINATED DEBT SECURITIES OF CITADEL COMMUNICATIONS OR CITADEL BROADCASTING, AS THE CASE MAY BE, AND NOT TO THE INDENTURES FOR SENIOR AND SENIOR SUBORDINATED DEBT SECURITIES OF CITADEL COMMUNICATIONS. THE TERM ISSUER, WHEN USED IN THIS SECTION, REFERS TO THE ISSUER OF THE JUNIOR SUBORDINATED DEBT SECURITIES, WHICH COULD BE CITADEL COMMUNICATIONS OR CITADEL BROADCASTING.

     This section uses terms that are defined in the indenture and the amended and restated declaration of trust. Unless we define those terms in this prospectus, we intend for them to have the meanings given them in the junior subordinated indenture or the amended and restated declaration of trust, as the case may be.

GENERAL

     Concurrently with the issuance of the preferred securities, the issuer will issue the junior subordinated debt securities under the indenture, and the CCC Capital Trust will use the proceeds from the sale of the preferred securities, together with the consideration paid by Citadel Communications for the common securities, to purchase the junior subordinated debt securities. The junior subordinated debt securities will initially equal the sum of the initial aggregate liquidation amount of the preferred securities and the common securities. Unless the CCC Capital Trust distributes the junior subordinated debt securities in exchange for the preferred securities as described below, the junior subordinated debt securities will be held in the name of the property trustee in trust for the benefit of the holders of the preferred securities and the common securities.

     The junior subordinated debt securities will be general, unsecured obligations of the issuer and will be subordinated in right of payment, to the extent and in the manner set forth in the indenture, to all Senior Debt of the issuer. Because Citadel Communications is a holding company, the junior subordinated debt securities of Citadel Communications will also effectively be subordinated to all existing and future liabilities of Citadel Communications' subsidiaries. See "Holding Company Structure and Secured Claims."

INTEREST

     Interest will accrue on the principal of the preferred securities from their original issue date at the annual rate set forth in the applicable prospectus supplement. Unless deferred as described below, interest will be payable quarterly in arrears on the dates set forth in the applicable prospectus supplement to the persons who are the record holders of the junior subordinated debt securities at the close of business on the 15th day, whether or not a business day, next preceding the relevant interest payment date. The amount of interest payable for any period will be computed on the basis of a 360-day year of 12 30-day months.

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     As long as no event of default under the indenture has occurred and is continuing, the issuer will have the right to defer the payment of interest on the junior subordinated debt securities as described in "Description of the CCC Capital Trusts Preferred Securities--Distributions--Extension Periods." However, during an extension period described under "Description of the CCC Capital Trusts Preferred Securities--Extension Periods," interest will continue to accrue on the junior subordinated debt securities and, to the extent permitted by applicable law, additional interest will accrue on each deferred interest payment at an annual rate specified in the prospectus supplement, compounded quarterly from the corresponding interest payment date. The term interest, wherever we use it in this prospectus with respect to the junior subordinated debt securities, includes any of this additional interest. In addition, during any extension period, the indenture will prohibit the issuer and its subsidiaries from taking certain actions described in "Description of the CCC Capital Trusts Preferred Securities--Distributions--Extension Period Restrictions."

     Any interest that would otherwise become due and payable in respect of any junior subordinated debt securities during an extension period will not become due and payable until the day after the period ends. If the principal of any junior subordinated debt securities becomes due and payable on a day that would otherwise occur during an extension period, that period will end automatically on the next preceding day, which will be the last day of that period.

STATED MATURITY; SHORTENING AND EXTENSION

     The junior subordinated debt securities will initially have a stated maturity. However, the issuer will have the option at any time to shorten the stated maturity to a date not earlier than a date set forth in the applicable prospectus supplement. The issuer would expect to exercise this option if, for example, a tax development occurred that could adversely affect the deductibility of the interest payments on the junior subordinated debt securities and shortening the maturity would preserve such deductibility.

     If provided in the indenture, the issuer will also have the option at any time to extend the stated maturity to a date set forth in the applicable prospectus supplement, but only if the issuer has long-term senior unsecured debt that is outstanding and rated investment grade when it gives notice of the extension as described below. As used herein, investment grade means either a rating of BBB or better by Standard & Poor's Ratings Services, or any equivalent successor rating, or a rating of Baa3 or better by Moody's Investors Service, Inc., or any equivalent successor rating.

     To exercise its option to shorten or extend the stated maturity, the issuer must select a date when the change is to become effective and must notify the indenture trustee, and the indenture trustee must notify the holders of the junior subordinated debt securities in the manner described below under "--Notices," of the new stated maturity and the effective date of the change. The notice must be given not less than 30 days nor more than 60 days before the effective date. Any notice of this kind will be irrevocable when given.

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OPTIONAL REDEMPTION

     The issuer will have the option to redeem the junior subordinated debt securities before the stated maturity as follows:

     - on or after a date set forth in the applicable prospectus supplement, in whole at any time or in part from time to time, provided that no partial redemption may occur during an extension period, or

     - in whole, but not in part, at any time within 90 days after the occurrence of a Tax Event or an Investment Company Act Event (as defined below).

     If the issuer elects to redeem any junior subordinated debt securities, it will do so at a redemption price equal to the principal amount of the junior subordinated debt securities to be redeemed, plus any accrued and unpaid interest on those securities to the redemption date. Unless the issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities called for redemption. The issuer may not elect to redeem any junior subordinated debt securities on a redemption date that would occur during an extension period unless it elects to redeem all outstanding junior subordinated debt securities on that date.

     The issuer must give notice of any redemption to the holders of the junior subordinated debt securities 30 to 60 days before the redemption date in the manner described below under "--Notices." In all other respects, the procedures for redeeming the junior subordinated debt securities will be similar to those for redeeming the preferred securities, described under "Description of the CCC Capital Trusts Preferred Securities--Mandatory Redemption--Redemption Procedures."

DEFINITION OF TAX EVENT

     Tax Event means the receipt by the issuer, and, if the preferred securities are outstanding, the CCC Capital Trust, of an opinion of independent counsel, experienced in the following matters, to the effect that as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

     - The CCC Capital Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debt securities.

     - Interest payable by the issuer or original issue discount accruing on the junior subordinated debt securities is not, or within 90 days after the opinion of counsel will not be, deductible by the issuer, in whole or in part, for U.S. federal income tax purposes.

     - The CCC Capital Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, tax change means any of the following:

     - any amendment to, clarification of or change, including any announced prospective change, in the laws, or any regulations under the laws, of the United States or of any

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

       political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date of the applicable prospectus supplement, or

     - any official administrative pronouncement, including any private letter ruling, technical advice memorandum or field service advice, or any judicial decision, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving the issuer or the CCC Capital Trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the applicable prospectus supplement.

     The applicable prospectus supplement will contain a description of certain tax law developments that could result in a Tax Event and thus early redemption of the junior subordinated debt securities and the preferred securities.

DEFINITION OF INVESTMENT COMPANY ACT EVENT

     Investment Company Act Event means the receipt by Citadel Communications and the CCC Capital Trust of an opinion of counsel, experienced in the following matters, to the following effect: As a result of the occurrence of a change, including any announced prospective change, in law or regulation, or a written change, including any announced prospective change, in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the CCC Capital Trust is or will be considered an investment company that is required to be registered under the Investment Company Act. To be effective for this purpose, the change or prospective change must become effective, or the prospective change will become effective, on or after the date of the applicable prospectus supplement.

PAYMENT OF ADDITIONAL SUMS

     If a Tax Event has occurred and is continuing and the issuer does not elect to redeem the junior subordinated debt securities and thereby cause a mandatory redemption of the preferred securities, and does not elect to liquidate the CCC Capital Trust and cause the junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in exchange for their securities, as described above, the preferred securities will remain outstanding and the issuer will be obligated to pay Additional Sums on the junior subordinated debt securities. Additional Sums means such additional amounts as may be necessary so that the amount of distributions that are due and payable by the CCC Capital Trust on the outstanding preferred securities and common securities at any time will not be reduced as a result of certain additional taxes, duties and other governmental charges to which the CCC Capital Trust has become subject as a result of the Tax Event.

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBT SECURITIES

     As described under "Description of the CCC Capital Trusts Preferred Securities--Exchange of Preferred Securities for Junior Subordinated Debt Securities," the holders of common securities may elect to dissolve the CCC Capital Trust and, after satisfaction of liabilities to creditors of the CCC Capital Trust as provided by applicable law, cause the CCC Capital Trust to distribute the junior subordinated debt securities to the holders of the preferred securities and common securities in exchange for these securities. Junior
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

subordinated debt securities distributed in exchange for preferred securities held in book-entry form will also be issued, upon the distribution, in book-entry form. We expect that any book-entry arrangements for the junior subordinated debt securities would be substantially similar to those that will apply to the preferred securities. See "Securities We May Issue--Legal Ownership of Securities." The issuer will be obligated to use its best efforts to list the junior subordinated debt securities on the American Stock Exchange, or such other stock exchange or organization, if any, on which the preferred securities are then listed, if an exchange distribution occurs. We can give no assurance as to the market price of any junior subordinated debt securities that may be distributed to the holders of the preferred securities.

CERTAIN COVENANTS OF CITADEL COMMUNICATIONS AND CITADEL BROADCASTING

     The issuer will make the following covenants in the indenture:

     - to hold, directly or indirectly through one or more subsidiaries, 100% of the common securities, provided that permitted successors under the indenture may succeed to its ownership of the common securities;

     - not to terminate, wind-up or liquidate the CCC Capital Trust voluntarily, except in connection with a distribution of junior subordinated debt securities in exchange for preferred securities or as permitted by the amended and restated declaration of trust; and

     - to use its reasonable efforts, consistent with the amended and restated declaration of trust, to cause the CCC Capital Trust to be classified as a grantor trust or not to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

     Restrictions on Certain Payments. If any of the following has occurred and is continuing:

     - any event of which the issuer has knowledge that, with notice or the lapse of time, or both, would constitute an event of default with respect to the junior subordinated debt securities of such series, and in respect of which the issuer has not taken reasonable steps to cure;

     - the junior subordinated debt securities are held by a CCC Capital Trust and Citadel Communications is in default with respect to its payment of any obligations under the guarantee relating to the preferred securities issued by such CCC Capital Trust; or

     - the issuer has given notice of an extension period with respect to the junior subordinated debt securities of such series and has not rescinded such notice, or such extension period, or any extension thereof, then the issuer will not, and will not permit any subsidiary to:

     - pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the issuer's capital stock;

     - make any payment of principal of, or premium or interest, if any, on, or repay or repurchase or redeem any debt securities of the issuer, including other junior

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       subordinated debt securities, that rank equally with or junior in interest to the junior subordinated debt securities; or

     - make any guarantee payments with respect to any guarantee by the issuer of the debt securities of any subsidiary if such guarantee ranks equally with or junior in interest to the junior subordinated debt securities;

provided that the issuer may continue to:

     - redeem or purchase any rights pursuant to any stockholder protection rights plan and declare a dividend of such rights or the issuance of stock under such plans;

     - purchase common stock related to the issuance of common stock under any of Citadel Communications' benefit plans for its directors, officers or employees; and

     - in the case where the issuer is Citadel Broadcasting, pay any dividends or distributions in common stock and 13 1/4% Exchangeable Preferred Stock of Citadel Broadcasting.

MODIFICATION OF INDENTURE

     There are three types of changes the issuer can make to the indenture and the junior subordinated debt securities.

     Changes Requiring a Majority Vote. The first type of change to the indenture and the junior subordinated debt securities is the kind that requires a vote in favor by holders of junior subordinated debt securities owning a majority of the principal amount of the outstanding securities of the particular series affected.

     Changes Not Requiring Approval. The second type of change does not require any vote of the holders of the junior subordinated debt securities. This type is limited to (1) curing ambiguities, defects or inconsistencies as long as such changes do not adversely affect the interests of the holders of the junior subordinated debt securities or the related preferred securities in any material respect and (2) qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

     Changes Requiring Your Approval. The third type of change cannot be made to your junior subordinated debt securities without your specific approval. They are:

     - a change in the stated maturity of the junior subordinated debt securities, except to shorten or extend it as permitted by the indenture, a reduction in the principal amount of the junior subordinated debt securities, or a reduction in the rate or extension of the time of payment of interest on the junior subordinated debt securities, except for any permitted deferral in connection with an extension period, and

     - a reduction in the percentage of principal amount of the outstanding junior subordinated debt securities, the holders of which are required to consent to any modification of the indenture.

     Consent of the Related Preferred Security Holders. As long as the related preferred securities are outstanding, the property trustee, as the holder of the junior subordinated debt securities, will not be permitted to consent to any modification, waiver or termination of the indenture without obtaining the consent of the holders of preferred securities as required

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under the amended and restated declaration of trust. See "Description of the CCC
Capital Trusts Preferred Securities--Enforcement Rights."

EVENTS OF DEFAULT

     You will have special rights if an event of default under the indenture occurs and is not cured, as described later in this subsection.

     The term event of default under the indenture means any of the following:

     - The issuer does not pay interest or any Additional Sum on the junior subordinated debt securities within 30 days of its due date, except that a permitted deferral during an extension period will not be a default.

     - The issuer does not pay the principal of the junior subordinated debt securities when due, whether at maturity or upon redemption, except when the maturity date has been extended as permitted by the indenture.

     - The issuer remains in breach of any other covenant in the indenture in any material respect for 90 days after it receives a notice of default stating it is in breach. The notice must be sent by either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities.

     - The issuer files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

     Remedies If an Event of Default Occurs. If an event of default has occurred and is continuing, either the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debt securities may declare the principal of all junior subordinated debt securities to be due and payable immediately. If the preferred securities are outstanding and the indenture trustee or those holders of junior subordinated debt securities fail to exercise this right, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities may do so. The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities may also cancel any declaration of acceleration. If they do not exercise this right, the holders of a majority in aggregate liquidation amount of the outstanding preferred securities may do so.

     The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities may, on behalf of the holders of all junior subordinated debt securities, waive any default under the indenture other than:

     - a default in the payment of principal or interest, and any Additional Sum, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal, and any Additional Sum, due otherwise than by acceleration has been deposited with the indenture trustee, or

     - a default in respect of a covenant that under the indenture cannot be modified or amended without the consent of the holder of each affected junior subordinated debt security.

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If they do not exercise this right, the holders of a majority in aggregate liquidation amount of the outstanding preferred securities may do so.

     The holders of a majority in aggregate principal amount of outstanding junior subordinated debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. This right, as well as the rights of the holders of junior subordinated debt securities with regard to acceleration, cancellation and waiver described above, will be subject to the enforcement rights of the holders of preferred securities when the preferred securities are outstanding. See "Description of the CCC Capital Trusts Preferred Securities--Enforcement Rights." The issuer will be obligated to provide the indenture trustee, and, if the preferred securities are outstanding, the property trustee, annually a certificate as to whether or not the issuer is in compliance with the provisions of the indenture applicable to it.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The issuer is generally permitted to consolidate or merge with another company or firm. The issuer is also permitted to sell, lease or otherwise transfer substantially all of its assets to another company or firm. However, the issuer may not take any of these actions unless all the following conditions are met:

     - If the issuer merges out of existence or transfers assets, the entity into which it merges or to which it sells its assets must be a corporation organized under the laws of the United States, any state thereof or the District of Columbia and it must agree to be legally responsible for the issuer's obligations in respect of the junior subordinated debt securities and the indenture and, in the case where the issuer is Citadel Communications, Citadel Communications' obligations in respect of the guarantee and the expense agreement.

     - Immediately after the merger or transfer of assets, no default on the junior subordinated debt securities can exist. A default for this purpose would also include any event that would be an event of default if the requirements for giving a default notice or its default having to exist for a specific period of time were disregarded.

The conditions referred to above will apply only with respect to a transaction specifically mentioned above; other transactions, including transactions that involve a change of control of the issuer or an acquisition by the issuer of the stock or assets of another person, would not be subject to these conditions.

     The general provisions of the indenture do not afford holders of the junior subordinated debt securities, or related preferred securities, protection in the event of a highly leveraged or other transaction involving the issuer that may adversely affect the interests of those holders.

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SATISFACTION AND DISCHARGE

     The indenture provides that, except as noted below, the indenture will cease to be of further effect, and the issuer will be deemed to have satisfied and discharged the indenture, when the following conditions, among others, have been satisfied:

     - All junior subordinated debt securities not previously delivered to the indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year.

     - The issuer deposits with the indenture trustee, in trust, funds sufficient to pay the entire indebtedness on those debt securities not previously delivered for cancellation, for the principal and interest, including any Additional Sums, to the date of the deposit, for debt securities that have become due and payable, or to the stated maturity or the redemption date, as the case may be, for debt securities that have not.

The issuer will remain obligated to provide for registration of transfer and exchange and notices of redemption and in certain other ministerial respects.

SUBORDINATION

     Unless the prospectus supplement provides otherwise, the following provisions will apply to the junior subordinated debt securities.

     The payment of principal, any premium and interest on the junior subordinated debt securities is subordinated in right of payment to the prior payment in full of all of the issuer's Senior Debt (as defined below). This means that in certain circumstances where the issuer may not be making payments on all of its debt obligations as they come due, the holders of all of the issuer's Senior Debt will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Debt before you and the other registered holders of junior subordinated debt securities will be entitled to receive any payment or distribution on the junior subordinated debt securities. These circumstances include the following circumstances:

     - the issuer makes a payment or distributes assets to creditors upon any liquidation, dissolution, winding up or reorganization, or as part of an assignment or marshalling of its assets for the benefit of its creditors;

     - the issuer files for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur;

     - the issuer makes any assignment for the benefit of creditors; and

     - the issuer is subject to any other marshalling of its assets.

     In addition, the issuer is generally not permitted to make payments of principal, any premium or interest on the junior subordinated debt securities if the issuer defaults in its obligation to make payments on Senior Debt and does not cure such default.

     After payment in full of all amounts owed on Senior Debt, the holders of junior subordinated debt securities, together with the holders of any equally ranking obligations, will be paid from the remaining assets of the issuer the amounts owed on the junior subordinated

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debt securities and those other obligations before any payment or other distribution will be made on any capital stock or any junior ranking obligations of the issuer.

     If any holder of junior subordinated debt securities receives any payment or distribution on his securities before all the Senior Debt has been paid in full, the holder must receive the payment or distribution in trust for the benefit of, and must pay over or deliver and transfer the same to, the holders of the Senior Debt at the time outstanding to the extent necessary to pay all the Senior Debt in full.

     These subordination provisions mean that if the issuer is insolvent, a holder of its Senior Debt may ultimately receive out of its assets more than a holder of the same amount of its junior subordinated debt securities, and a creditor of the issuer that is owed a specific amount but who owns neither the issuer's Senior Debt nor the junior subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Debt and an equal amount on a pro rata basis as a holder of junior subordinated debt securities.

     The term Senior Debt means any obligation of the issuer to its creditors, whether existing now or incurred in the future, unless in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not superior in right of payment to the junior subordinated debt securities, and other than trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt will also include any subordinated debt of the issuer that does not fall within the specific exceptions described above.

     The indenture places no limitation on the amount of additional Senior Debt that the issuer may incur in the future. The issuers expect to incur substantial amounts of additional Senior Debt from time to time.

THE GUARANTEE OF CITADEL BROADCASTING'S JUNIOR SUBORDINATED DEBT SECURITIES

     The indenture will include a full, unconditional and irrevocable guarantee by Citadel Communications, on a subordinated basis, of all payments in respect of Citadel Broadcasting's junior subordinated debt securities. The junior subordinated debt securities guarantee does not require Citadel Communications to pay any interest deferred by Citadel Broadcasting during a valid extension period.

     Citadel Communications' obligations under the junior subordinated debt securities guarantee will constitute unsecured obligations of Citadel Communications and will rank junior to all other existing liabilities of Citadel Communications and will rank equally with any guarantee now or hereafter entered into by Citadel Communications in respect of any preferred security of any affiliate of Citadel Communications. Accordingly, the rights of the holders of Citadel Broadcasting's junior subordinated debt securities to receive payments under the junior subordinated debt securities guarantee will be subject to the rights of the holders of any obligations of Citadel Communications that are senior in priority to Citadel Communications' obligations under the junior subordinated securities guarantee (including, but not limited to, obligations constituting Senior Debt of Citadel Communications). Furthermore, the holders of Citadel Communications' obligations that rank senior to the obligations under the junior subordinated debt securities guarantee will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the junior subordinated debt securities guarantee that inure to the holders of Senior Debt of

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Citadel Communications as against the holders of junior debt securities. The terms of Citadel Broadcasting's junior subordinated debt securities provide that each holder, by acceptance thereof, agrees to the subordination provisions and other terms of the junior subordinated debt securities guarantee.

     The junior subordinated debt securities guarantee will terminate and be of no further force or effect upon payment in full of the redemption price of Citadel Broadcasting's junior subordinated debt securities or the preferred securities, or upon payment in full of the amounts payable upon liquidation of the CCC Capital Trust; provided, however, that the junior subordinated debt securities guarantees will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities, the junior subordinated debt securities received in exchange for the preferred securities or the junior subordinated debt securities guarantee.

PAYMENT AND PAYING AGENTS

     Unless the junior subordinated debt securities have been distributed in exchange for the preferred securities, payments in respect of the junior subordinated debt securities will be made to or upon the order of the property trustee. If in the future the junior subordinated debt securities have been distributed in exchange for the preferred securities, payments in respect of the junior subordinated debt securities will be made in accordance with provisions similar to those applicable to payments in respect of the preferred securities, described under "Description of the CCC Capital Trusts Preferred Securities--Payment and Paying Agency."

     If any interest, principal or other amount is payable in respect of the junior subordinated debt securities on a day that is not a business day, the payment may be made on the next succeeding business day unless that business day is in a different calendar year, in which case the payment may be made on the next preceding business day. Each payment made on the next succeeding or preceding business day as described above may be made with the same force and effect as if made on the day on which the payment is originally payable.

     Any monies deposited with the indenture trustee or any paying agent, or then held by the issuer in trust, for the payment of any amount due and payable on any junior subordinated debt securities, and remaining unclaimed for two years after the amount has become due and payable, will, at the request of the issuer, be repaid to the issuer. Thereafter, the holders of those junior subordinated debt securities will look, as general unsecured creditors, only to the issuer for payment of those amounts.

NOTICES

     Copies of notices to holders of junior subordinated debt securities under the indenture will be given to the holders of the preferred securities in accordance with provisions similar to those described in "Description of the CCC Capital Trusts Preferred Securities--Notices" and to the property trustee. If in the future the junior subordinated debt securities have been distributed in exchange for the preferred securities, notices to holders of preferred securities will be given to those holders in accordance with the provisions for notices to the holders of the preferred securities referred to above.

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REGARDING THE INDENTURE TRUSTEE

     The indenture trustee will have all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. However, the indenture trustee will have no obligation to act at the request of any holder of junior subordinated debt securities, unless such holder offers to reimburse the indenture trustee for reasonable costs, expenses and liabilities that it might incur. Also, the indenture trustee will not be required to expend its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment is not reasonably certain.

GOVERNING LAW

     The indenture provides that the indenture and the junior subordinated debt securities are to be governed by and construed in accordance with New York law.

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                        DESCRIPTION OF THE GUARANTEE AND
             EXPENSE AGREEMENT RELATING TO THE PREFERRED SECURITIES

     This section summarizes the main provisions of the preferred securities guarantee and the expense agreement, but it does not describe all the provisions. Consequently, this summary is qualified by reference to the full text of the guarantee and the expense agreement. We have filed forms of the guarantee and the expense agreement as exhibits to the registration statement of which this prospectus is part.

     This section uses terms that are defined in the guarantee and the expense agreement. Unless we define those terms in this section, we intend them to have the meanings given them in the guarantee or the expense agreement, as applicable.

GENERAL

     Citadel Communications will execute the guarantee when the preferred securities are issued. The Bank of New York will act as indenture trustee under the guarantee for the purpose of compliance with the Trust Indenture Act, and the guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will also act as guarantee trustee and will hold the guarantee for the benefit of the holders of the preferred securities.

     Under the guarantee, Citadel Communications will irrevocably agree to pay in full, on a subordinated basis and to the extent described below, to the holders of the preferred securities, the guarantee payments as and when due, regardless of any defense, right of set-off or counterclaim that the CCC Capital Trust may have or assert other than the defense of payment. The following payments in respect of the preferred securities, to the extent not paid by or on behalf of the CCC Capital Trust, are guarantee payments:

     - any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the CCC Capital Trust has funds legally and immediately available to pay them;

     - any redemption price required to be paid on the preferred securities, to the extent that the CCC Capital Trust has funds legally and immediately available to pay it; and

     - upon a voluntary or involuntary termination, winding-up or liquidation of the Trust (unless the junior subordinated debt securities are distributed to holders of the preferred securities in exchange for those securities), the lesser of (1) the payments made on liquidation for the preferred securities and (2) the amount of assets of the CCC Capital Trust remaining available for distribution to holders of preferred securities after satisfaction of liabilities to creditors of the CCC Capital Trust as required by applicable law.

Citadel Communications may satisfy its obligation to make a guarantee payment by paying the required amounts directly to the holders of the preferred securities or by causing the CCC Capital Trust to pay them to the holders.

     Citadel Communications will be required to make payments under the guarantee only to the extent that the CCC Capital Trust has funds sufficient to make payments in respect of its obligations under the preferred securities. If and to the extent Citadel Communications does not make payments on the junior subordinated debt securities, the CCC Capital Trust will not be able to make payments on the preferred securities and will not have funds available to do
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so. However, through the guarantee, the amended and restated declaration of trust, the junior subordinated debt securities, the junior subordinated indenture and the expense agreement, taken together, Citadel Communications will have fully, irrevocably and unconditionally guaranteed all the CCC Capital Trust's obligations under the preferred securities. See "Relationship Among Preferred Securities, Junior Subordinated Debt Securities, Preferred Securities Guarantee and Expense Agreement."

STATUS OF THE GUARANTEE

     The guarantee will be a general unsecured obligation of Citadel Communications and will be subordinated in right of payment to all liabilities of Citadel Communications (other than any similar guarantees, the expense agreement and any other similar expense agreement), including all liabilities to trade creditors, and will rank equally with the most senior class of any preferred stock that Citadel Communications may issue. Because Citadel Communications is a holding company, its obligations under the guarantee, like its obligations under the junior subordinated debt securities, will also be effectively subordinated to all existing and future liabilities of Citadel Communications' subsidiaries. See "Description of the Junior Subordinated Debt Securities--Subordination."

AMENDMENTS, ASSIGNMENT AND SUCCESSION

     The guarantee may not be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding preferred securities, other than in ways that do not adversely affect the rights of holders of the preferred securities in any material respect, in which case no approval will be required. The manner of obtaining any such approval will be similar to the manner in which any approval to amend the amended and restated declaration of trust may be obtained. See "Description of the CCC Capital Trusts Preferred Securities--Voting Rights; Amendment of the Amended and Restated Declaration of Trust."

     Citadel Communications may not assign its obligations under the guarantee without obtaining the approval of the holders required to amend that agreement. However, any permitted successor to Citadel Communications' obligations under the indenture will also succeed to its obligations under the guarantee. See "Description of the Junior Subordinated Debt Securities--Consolidation, Merger, Sale of Assets and Other Transactions." The guarantee will bind Citadel Communications' successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the outstanding preferred securities.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur if Citadel Communications fails to make any guarantee payment when obligated to do so, or if Citadel Communications fails to perform any other obligation and the default remains unremedied for 30 days. The holders of a majority in aggregate liquidation amount of the outstanding preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     The guarantee will guarantee payment and not collection. This means that any holder of outstanding preferred securities may begin a legal proceeding directly against Citadel

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Communications to enforce its rights under the guarantee without first beginning a legal proceeding against the CCC Capital Trust, the guarantee trustee or any other party.

     Citadel Communications, as guarantor, will be obligated to file annually with the guarantee trustee a certificate as to Citadel Communications' compliance with all the conditions and covenants applicable to it under the guarantee.

REGARDING THE GUARANTEE TRUSTEE

     The guarantee trustee undertakes to perform only those duties that are specifically set forth in the guarantee, except that, after a default by Citadel Communications under the guarantee, it must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur as a result.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate and be of no further force or effect when:

     - the guarantee payments have been paid in full by Citadel Communications, the CCC Capital Trust or both; or

     - the junior subordinated debt securities are distributed to the holders of the preferred securities in exchange for their securities.

     Until that time, the guarantee will remain in full force and effect. In addition, the guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid to it under the preferred securities or the guarantee.

GOVERNING LAW

     The guarantee provides that it is to be governed by and construed in accordance with New York law.

EXPENSE AGREEMENT

     In the expense agreement, Citadel Communications will irrevocably and unconditionally guarantee to each person to whom the CCC Capital Trust becomes indebted or liable the full payment of all the CCC Capital Trust's costs, expenses and liabilities, other than the obligations of the CCC Capital Trust to pay amounts due to the holders of the preferred securities and common securities pursuant to the terms of those securities. The expense agreement will be enforceable by third parties.

     Citadel Communications' obligations under the expense agreement will be subordinated in right of payment to the same extent as the guarantee. Citadel Communications' obligations under the expense agreement will be subject to provisions regarding amendment, termination, assignment, succession and governing law similar to those applicable to the guarantee.

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          RELATIONSHIP AMONG PREFERRED SECURITIES, JUNIOR SUBORDINATED
              DEBT SECURITIES, PREFERRED SECURITIES GUARANTEE AND
                               EXPENSE AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

     Taken together, Citadel Communications' obligations under the amended and restated declaration of trust, the junior subordinated indenture, the preferred securities guarantee and the expense agreement will provide a full, irrevocable and unconditional guarantee of the CCC Capital Trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents will provide this guarantee. It is only the combined operation of these documents that will have the effect of providing a full, irrevocable and unconditional guarantee of the CCC Capital Trust's obligations under the preferred securities.

     If and to the extent that the issuer does not make payments on the junior subordinated debt securities, and in the case of Citadel Broadcasting's junior subordinated debt securities, Citadel Communications does not make payments on the junior subordinated debt securities guarantee, the CCC Capital Trust will not have funds available for payments on the preferred securities. The guarantee will not apply to payment of any amounts due on the preferred securities when the CCC Capital Trust does not have available funds to pay those amounts. In that event, the remedy of a holder of preferred securities is to exercise its right of direct action against the issuer--that is, to begin a legal proceeding directly against the issuer for enforcement of the issuer's obligations under junior subordinated debt securities having a principal amount equal to the liquidation amount of the preferred securities held by the holder or, in the case of Citadel Broadcasting's junior subordinated debt securities, a legal proceeding against Citadel Communications under the junior subordinated debt securities guarantee.

     If the issuer makes payment on the junior subordinated debt securities or in the case of Citadel Broadcasting's junior subordinated debt securities, Citadel Communications makes payment on the junior subordinated debt securities guarantee when Citadel Broadcasting defaults, and the CCC Capital Trust has funds available to make payments on the preferred securities but fails to do so, a holder of preferred securities may begin a legal proceeding against Citadel Communications to enforce Citadel Communications' obligations under the preferred securities guarantee to make these payments. In the event that the CCC Capital Trust receives payments on the junior subordinated debt securities, but these funds are unavailable for payment on the preferred securities because of claims made by creditors of the CCC Capital Trust, Citadel Communications would be obligated under the expense agreement to pay those claims.

     The obligations of the issuer under the junior subordinated debt securities will be subordinated in right of payment to all Senior Debt of the issuer. They will be subordinated in the manner described in "Description of the Junior Subordinated Debt Securities--Subordination." The obligations of Citadel Communications under the preferred securities guarantee and the expense agreement will be subordinated in right of payment to all liabilities of Citadel Communications (other than similar guarantees and expense agreements), including liabilities to trade creditors, and will rank equally with the most senior class of preferred stock that Citadel Communications may issue.

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SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on the junior subordinated debt securities, those payments should be sufficient to fund distributions and other amounts payable on the preferred securities, primarily because:

     - The aggregate principal amount of the junior subordinated debt securities will equal the aggregate liquidation amount of the preferred securities and the common securities.

     - The interest rate, interest payment dates and other payment dates for the junior subordinated debt securities will match the distribution rate, distribution dates and other payment dates for the preferred securities.

     - The expense agreement provides that Citadel Communications will pay any and all costs, expenses and liabilities of the CCC Capital Trust, other than the CCC Capital Trust's obligations under the preferred securities and common securities.

     - The amended and restated declaration of trust provides that the CCC Capital Trust will not engage in any activity that is not consistent with the limited purposes of the CCC Capital Trust.

     Notwithstanding anything to the contrary in the junior subordinated indenture, Citadel Communications will have the right to set off any payment it makes under the guarantee in respect of the preferred securities against any payment it is otherwise required to make under the junior subordinated indenture in respect of the junior subordinated debt securities guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of preferred securities may begin a legal proceeding directly against the issuer to enforce its right of direct action under the junior subordinated indenture without first beginning a legal proceeding against the CCC Capital Trust, the property trustee or any other party. A holder of preferred securities may also begin a legal proceeding directly against Citadel Communications to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the guarantee trustee, the CCC Capital Trust or any other party.

     A default or event of default under any Senior Debt of the issuer would not be a default with respect to the preferred securities or the junior subordinated debt securities. However, in the event of a payment default under, or acceleration of, any Senior Debt of the issuer, the subordination provisions of the junior subordinated indenture, the preferred securities guarantee and the expense agreement provide that no payments may be made in respect of the junior subordinated debt securities, the preferred securities guarantee or the expense agreement until the Senior Debt has been paid in full or any payment default under that debt has been cured or waived. See "Description of the Junior Subordinated Debt Securities--Subordination."

LIMITED PURPOSE OF TRUST

     The preferred securities will evidence a preferred undivided beneficial interest in the assets of the CCC Capital Trust, and the CCC Capital Trust will exist solely to issue and sell the preferred securities and common securities, invest the sale proceeds in the junior
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subordinated debt securities and engage only in such other activities as may be necessary or incidental to those activities. A principal difference between the rights of a holder of preferred securities against the CCC Capital Trust and those of a holder of junior subordinated debt securities is that a holder of junior subordinated debt securities will be entitled to receive from Citadel Communications all amounts payable on the junior subordinated debt securities from the issuer and, in the case where Citadel Broadcasting is the issuer, from Citadel Communications under the junior subordinated debt securities guarantee, while a holder of preferred securities will be entitled to receive from the CCC Capital Trust (or from Citadel Communications under the preferred securities guarantee) amounts payable on the preferred securities only if and to the extent the CCC Capital Trust has funds available to pay those amounts.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the CCC Capital Trust, the holders of preferred securities will be entitled to receive a like amount of junior subordinated debt securities in exchange for their preferred securities, subject to prior satisfaction of liabilities to creditors of the CCC Capital Trust as required by applicable law. If the property trustee determines that a distribution of junior subordinated debt securities is not practical, the holders of preferred securities will be entitled to receive the liquidation distribution out of the assets held by the CCC Capital Trust after satisfaction of those liabilities. See "Description of the CCC Capital Trusts Preferred Securities--Liquidation Distribution upon Dissolution."

     Upon any voluntary or involuntary liquidation or bankruptcy of the issuer, the property trustee, as registered holder of the junior subordinated debt securities, would be a subordinated creditor of the issuer, subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture. However, the property trustee would be entitled to receive payment in full of all amounts payable with respect to the junior subordinated debt securities before any holders of the issuer's capital stock receive payments or distributions.

     In the light of the effective guarantee provided by the combined operation of the documents described above and the subordinated status of the obligations they evidence, the positions of a holder of preferred securities and a holder of junior subordinated debt securities, relative to other creditors and to stockholders of the issuer, in the event of liquidation or bankruptcy of the issuer, should be substantially the same.

ACCOUNTING TREATMENT OF PREFERRED SECURITIES

     For financial reporting purposes, each CCC Capital Trust will be treated as a subsidiary of Citadel Communications and, accordingly, the accounts of each CCC Capital Trust will be included in the consolidated financial statements of Citadel Communications. The preferred securities will be presented as a separate line item in the consolidated balance sheets of Citadel Communications and appropriate disclosures about the preferred securities, the guarantee and the junior subordinated debt securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, Citadel Communications will record distributions payable on the preferred securities as minority interest in net income (loss) of consolidated subsidiaries in the consolidated statements of operations.

                              SELLING STOCKHOLDERS

     The selling stockholders named below may sell shares of Citadel Communications common stock from time to time. If and when shares of common stock are to be offered and sold by one or more selling stockholders, the relevant prospectus supplement will identify the selling stockholders selling in that offering as well as the number of shares then owned, and to be offered, by such selling stockholders.

     The following table sets forth the name of each selling stockholder and each such stockholder's relationship to Citadel Communications.

             SELLING STOCKHOLDER                 RELATIONSHIP TO CITADEL COMMUNICATIONS
             -------------------                 --------------------------------------
Lawrence R. Wilson                            Mr. Wilson has been Chairman, Chief
                                              Executive Officer and President of Citadel
                                              Communications since it was incorporated in
                                              1993.

Donna L. Heffner                              Ms. Heffner has served as an officer of
                                              Citadel Communications since it was
                                              incorporated in 1993. She currently serves
                                              as Vice President, Chief Financial Officer
                                              and Secretary.

D. Robert Proffitt                            Mr. Proffitt has served as an officer of
                                              Citadel Communications since it was
                                              incorporated in 1993. He currently serves as
                                              Vice President of Citadel Communications and
                                              President and Chief Operating Officer of
                                              Citadel Broadcasting.

Stuart R. Stanek                              Mr. Stanek has served as an officer of
                                              Citadel Communications since it was
                                              incorporated in 1993. He currently serves as
                                              Vice President responsible for east region
                                              operations.

Peter J. Benedetti                            Mr. Benedetti became an officer of Citadel
                                              Communications in October 1998 and currently
                                              serves as Vice President responsible for
                                              west region operations.

Edward T. Hardy                               Mr. Hardy served as an officer of Citadel
                                              Communications from January 1997 to November
                                              1999. He currently serves as a consultant to
                                              Citadel Communications.

Ted L. Snider, Sr.                            Mr. Snider became a director of Citadel
                                              Communications in November 1997 following
                                              Citadel Communications' October 1997
                                              acquisition of Snider Corporation, a
                                              corporation owned by Mr. Snider and his
                                              spouse, Jane J. Snider.

             SELLING STOCKHOLDER                 RELATIONSHIP TO CITADEL COMMUNICATIONS
             -------------------                 --------------------------------------
Jane J. Snider                                Ms. Snider is the spouse of Ted L. Snider,
                                              Sr.

The Ted and Jane Snider Family                Ted L. Snider, Sr., a director of Citadel
  Foundation                                  Communications since November 1997, is a
                                              co-trustee of The Ted and Jane Snider Family
                                              Foundation.

Rio Bravo Enterprise Associates, L.P.         Lawrence R. Wilson, Chairman, Chief
                                              Executive Officer and President of Citadel
                                              Communications, owns all of the capital
                                              stock of Rio Bravo, Inc., the general
                                              partner of Rio Bravo Enterprise Associates,
                                              L.P.

DVS Management, Inc.                          John E. von Schlegell, a director of Citadel
                                              Communications since January 1997, is the
                                              President and a shareholder of DVS
                                              Management, Inc.

The Endeavour Capital Fund Limited            John E. von Schlegell, a director of Citadel
  Partnership                                 Communications since January 1997, is the
                                              Managing Director of The Endeavour Capital
                                              Fund Limited Partnership and the President
                                              and a shareholder of DVS Management, Inc.,
                                              the general partner of The Endeavour Capital
                                              Fund Limited Partnership.

ABRY Broadcast Partners II, L.P.              All of the shares beneficially owned by ABRY
  (and its general partner,                   Broadcast Partners II, L.P. are held under
  ABRY Capital, L.P.)                         an Amended and Restated Voting Trust
                                              Agreement dated October 15, 1997. During the
                                              term of the Amended and Restated Voting
                                              Trust Agreement, the voting trustee has the
                                              right to vote the shares of stock subject to
                                              that agreement and to take part in any
                                              stockholders' meetings, including the right
                                              to vote the shares for the election of
                                              directors of Citadel Communications. The
                                              voting trustee is Harlan A. Levy.
                                              Dispositive power with respect to these
                                              shares is held by Royce Yudkoff, the
                                              President of ABRY Holdings, Inc., the
                                              general partner of ABRY Capital, L.P., the
                                              general partner of ABRY Broadcast Partners
                                              II, L.P. Royce Yudkoff was a director of
                                              Citadel Communications for a portion of 1996
                                              and 1997.

                              PLAN OF DISTRIBUTION

     Citadel Communications, the CCC Capital Trusts and the selling stockholders may sell the securities described in this prospectus to one or more underwriters for public offering, or may sell the securities to investors directly or through agents. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. Credit Suisse First Boston Corporation may act as an underwriter or agent. Citadel Communications, the CCC Capital Trusts and the selling stockholders have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market,
(c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

     Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. Citadel Communications, the CCC Capital Trusts and the selling stockholders also may, from time to time, authorize dealers, acting as their agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may receive compensation from Citadel Communications, the CCC Capital Trusts and the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

     Any underwriting compensation paid by Citadel Communications, the applicable CCC Capital Trust and the selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. The selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with Citadel Communications, the applicable CCC Capital Trust and the selling stockholders, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.


     Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, that is, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters may also impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.


     Any securities, other than common stock of Citadel Communications, issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, Citadel Communications, Citadel Broadcasting, the CCC Capital Trusts, the selling stockholders and certain of their affiliates in the ordinary course.


                           VALIDITY OF THE SECURITIES


     The validity of any securities issued hereunder will be passed upon for Citadel Communications and Citadel Broadcasting by Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania, counsel to Citadel Communications and Citadel Broadcasting, and for the CCC Capital Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Citadel Communications and the CCC Capital Trusts. As to matters of Nevada law, Eckert Seamans Cherin & Mellott, LLC will rely upon the opinion of Lionel, Sawyer & Collins, Las Vegas, Nevada. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any agents or underwriters by Shearman & Sterling, New York, New York.


                              INDEPENDENT AUDITORS

     The consolidated financial statements of Citadel Communications Corporation and subsidiary as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Citadel Broadcasting Company as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1996 and 1995 and for each of the three years in the three-year period ended December 31, 1996 included in Citadel Communications Corporation's Current Report on Form 8-K filed on December 10, 1999 and Citadel Broadcasting Company's Current Report on Form 8-K filed on December 10, 1999, which are incorporated by reference in this prospectus and registration statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein, and have been incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Fuller-Jeffrey Broadcasting Companies, Inc. and subsidiaries as of December 31, 1998 and for the year then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of Citywide Communications, Inc. as of December 31, 1998 and for the year then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of Faulk & Winkler, LLC, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The financial statements of Wicks Radio Group, a division of Wicks Broadcast Group Limited Partnership, as of December 31, 1998 and for the year then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Broadcasting Partners Holdings Radio Group as of December 31, 1997 and 1998 and for the period January 9, 1997 (date of inception) through December 31, 1997 and for the year ended December 31, 1998 have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Liggett Broadcast, Inc., as of December 31, 1998 and for the year then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of Andrews Hooper & Pavlik P.L.C., independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Caribou Communications Co., as of December 31, 1998 and 1997 and for the years then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of Cole & Reed, P.C., independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED JANUARY 10, 2000


                                   PROSPECTUS

                                 $1,000,000,000


               [CITADEL LOGO] CITADEL COMMUNICATIONS CORPORATION



     We may offer and sell, from time to time, in one or more offerings, the common stock and preferred stock described in this prospectus. Certain holders of common stock of Citadel Communications Corporation named in this prospectus may also offer and sell common stock of Citadel Communications, from time to time, in one or more offerings, pursuant to this prospectus. The securities described in this prospectus may be offered and sold from time to time for an aggregate offering price of up to $1,000,000,000.


     We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.


     FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THESE SECURITIES, SEE "RISK FACTORS" ON PAGE 4.


                            ------------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                THE DATE OF THIS PROSPECTUS IS JANUARY   , 2000

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
WHERE YOU CAN FIND MORE INFORMATION.........................    1
FORWARD-LOOKING STATEMENTS..................................    3
CITADEL COMMUNICATIONS CORPORATION..........................    3
RISK FACTORS................................................    4
USE OF PROCEEDS.............................................    4
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS...........................................    5
HOLDING COMPANY STRUCTURE AND SECURED CLAIMS................    6
DESCRIPTION OF THE CITADEL COMMUNICATIONS COMMON STOCK......    6
DESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES
  REPRESENTING FRACTIONAL SHARES OF PREFERRED STOCK.........   11
SELLING STOCKHOLDERS........................................   17
PLAN OF DISTRIBUTION........................................   19
VALIDITY OF THE SECURITIES..................................   20
INDEPENDENT AUDITORS........................................   20


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE OFFERING TO SELL SECURITIES AND SOLICITING OFFERS TO BUY SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS AND INFORMATION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENTS CONTAINING THE INFORMATION.

     References in this prospectus to the terms Citadel Communications, we, our and us include Citadel Communications Corporation's subsidiary, Citadel Broadcasting Company, unless the context otherwise requires.


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus, and the selling stockholders identified in this prospectus may sell shares of Citadel Communications common stock. The total dollar amount of the securities we and the selling stockholders sell through these offerings will not exceed $1.0 billion.


     This prospectus provides you with a general description of the securities we may sell and the common stock that the selling stockholders may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."



     The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we or the selling stockholders offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to that offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.


                      WHERE YOU CAN FIND MORE INFORMATION


     Citadel Communications files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Citadel Communications files with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Citadel Communications' filings are also available to the public on the internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy Citadel Communications' reports, proxy statements and other information at the offices of The Nasdaq National Market, 1735 K Street, Washington, D.C. 20006-1500.



     We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

     The SEC allows us to incorporate by reference into this document the information Citadel Communications filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.


     We incorporate by reference the documents listed below:

          1. Citadel Communications' Annual Report on Form 10-K for the year ended December 31, 1998,

          2. Citadel Communications' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999,


          3. Citadel Communications' Current Reports on Form 8-K filed on February 17, 1999, July 7, 1999, September 14, 1999 (as amended by Current Report on Form 8-K/A filed on December 3, 1999), December 10, 1999 and January 6, 2000, and



          4. The description of Citadel Communications' common stock, par value $.001 per share, contained in its Registration Statement on Form 8-A/A under Section 12 of the Exchange Act, filed on June 30, 1998, as amended by Citadel Communications' Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999 and any further amendment or report filed hereafter for the purpose of updating such description.



     We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) after the date of this prospectus and prior to the termination of the offering made hereby.


     You may obtain copies of filings referred to above at no cost by contacting us at the following address: Corporate Secretary, Citadel Communications Corporation, City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128, telephone (702) 804-5200.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business. The words "believes," "may," "will," "estimates," "continues," "anticipates," "intends," "expects" and similar words are intended to identify forward-looking statements. Our forward-looking statements are subject to risks, uncertainties and assumptions including, among other things:

     - the realization of our business strategy;

     - general economic and business conditions, both nationally and in our markets;

     - our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

     - anticipated trends in our industry;

     - the impact of current or pending legislation and regulation and antitrust considerations; and


     - other risk factors discussed in the "Risk Factors" section of Citadel Communications' Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 incorporated by reference herein.


     We undertake no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.


                       CITADEL COMMUNICATIONS CORPORATION



     Citadel Communications, through its operating subsidiary, Citadel Broadcasting, is a radio broadcaster that focuses on acquiring, developing and operating radio stations in the United States. Citadel Communications' primary strategy is to secure and maintain a leadership position in its existing markets and to expand into additional markets where it believes a leadership position can be obtained.



     Citadel Communications' common stock is traded on the Nasdaq National Market under the symbol "CITC." Our principal executive offices are located at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128 and our telephone number is (702) 804-5200.

                                  RISK FACTORS


     The securities to be offered may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in any securities that may be offered.


                                USE OF PROCEEDS


     Unless indicated otherwise in the applicable prospectus supplement, Citadel Communications expects to use the net proceeds from the sale of its securities for general corporate purposes, including repayment of borrowings, working capital and capital expenditures. In addition, Citadel Communications may use the net proceeds from the sale of its securities for acquisitions. In the event selling stockholders of Citadel Communications sell any shares of Citadel Communications common stock, such selling stockholders will receive all of the net proceeds from their sale.


     Additional information on the use of net proceeds from the sale of securities offered by this prospectus will be set forth in the prospectus supplement relating to such offering.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



     Set forth below is information concerning Citadel Communications' ratio of earnings to combined fixed charges and preferred stock dividends. This ratio shows the extent to which Citadel Communications' business generates enough earnings after the payment of all expenses other than interest and preferred stock dividends to make required interest and dividend payments on its debt and preferred stock. For this purpose, earnings represents:


     - the sum of pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees and share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges, less

     - the sum of interest capitalized, preference security dividend requirements of consolidated subsidiaries and the minority interest in pretax income of subsidiaries that have not incurred fixed charges.

Fixed charges represents the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries. Preferred stock dividends represents the amount of pretax earnings required to pay the dividends on outstanding preference securities.


                             NINE MONTHS
                                ENDED                      YEAR ENDED DECEMBER 31,
                            SEPTEMBER 30,      -----------------------------------------------
                                 1999           1998      1997      1996      1995      1994
                          ------------------   -------   -------   -------   -------   -------
                                                 (DOLLARS IN THOUSANDS)
Ratio of earnings to
combined fixed charges
and preferred stock
dividends...............         0.31x           0.28x     0.28x     0.69x     0.20x        --
Deficiency of earnings
  available to cover
  combined fixed charges
  and preferred stock
  dividends.............       $28,074         $34,489   $19,320   $ 1,997   $ 4,376   $ 5,511

                  HOLDING COMPANY STRUCTURE AND SECURED CLAIMS

     Citadel Communications is a holding company whose only material asset is its investments in its subsidiary, Citadel Broadcasting. Citadel Broadcasting operates Citadel Communications' radio stations. Citadel Communications' ability to meet its future financial obligations depends upon the availability of cash flows from Citadel Broadcasting through dividends, intercompany advances, management fees and other payments or the issuance of new equity. Citadel Broadcasting is under no obligation to pay dividends to Citadel Communications and is subject to statutory and contractual restrictions that limit its ability to pay dividends and make other payments to Citadel Communications. Citadel Communications' right to participate in the distribution of assets of Citadel Broadcasting upon its liquidation or reorganization will be subject to prior claims of the creditors of Citadel Broadcasting, including trade creditors, except to the extent that Citadel Communications may be a creditor with recognized claims against Citadel Broadcasting. In addition, the outstanding shares of common stock of Citadel Broadcasting owned by Citadel Communications have been pledged to secure its guaranty of Citadel Broadcasting's obligations under its credit facility.

             DESCRIPTION OF THE CITADEL COMMUNICATIONS COMMON STOCK

GENERAL

     Citadel Communications is authorized to issue 200,000,000 shares of common stock. The following discussion describes provisions of Citadel Communications' Certificate of Incorporation and Bylaws and of Nevada's laws on private corporations, Chapter 78 of the Nevada Revised Statutes.

VOTING RIGHTS OF COMMON STOCK


     Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. As of December 31, 1999, ABRY Broadcast Partners II, L.P. beneficially owned 3,339,144 shares of common stock, representing approximately 10.5% of the common stock then issued and outstanding. The voting trustee who votes such shares will have the power to significantly influence the election of directors and other matters submitted to a vote of stockholders. The voting power of the voting trustee may hinder or delay a change in control of Citadel Communications and may have an anti-takeover effect.


DIVIDENDS ON COMMON STOCK

     The holders of the common stock are entitled to receive, pro rata, dividends as may be declared by Citadel Communications' Board of Directors out of funds legally available for the payment of dividends.

OTHER PROVISIONS APPLICABLE TO THE COMMON STOCK

     There are no preemptive rights to subscribe for any additional securities which Citadel Communications may issue. There are no redemption provisions or sinking fund provisions applicable to the common stock, nor is the common stock subject to calls or assessments by Citadel Communications.

     In the event of any liquidation, dissolution or winding-up of the affairs of Citadel Communications, holders of common stock will be entitled to share ratably in the assets of Citadel Communications remaining after payment or provision for payment of all of Citadel Communications' debts and obligations and liquidation payments to holders of any outstanding shares of undesignated preferred stock that has a liquidation preference.

     The Board of Directors of Citadel Communications may, without further action of the stockholders, issue up to 20,000 shares of undesignated preferred stock that may rank prior to the common as to dividend rights or liquidation preference. The issuance of undesignated preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, or seeking to acquire, a significant portion of the outstanding common stock.

CERTAIN ANTI-TAKEOVER EFFECTS

     Certificate of Incorporation and Bylaws. The provisions of Citadel Communications' Certificate of Incorporation and Bylaws summarized in the following paragraphs may be deemed to have anti-takeover effects. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their share over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

     Number of Directors, Removal and Filling Vacancies. Citadel Communications' Certificate of Incorporation and Bylaws provide that the number of directors shall not exceed seven and shall be fixed from time to time with the consent of a majority of the Board of Directors. The Certificate of Incorporation also provides that directors may only be removed with cause. Removal of a director requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of Citadel Communications then entitled to vote at an election of directors. These provisions prevent stockholders from removing any incumbent director without cause and allow a majority of the incumbent directors to add additional directors without approval of stockholders until the next annual meeting of stockholders at which directors are elected.

     Meetings of Stockholders. Citadel Communications' Bylaws provide that a special meeting of stockholders may be called only by the Chairman or the Board of Directors unless otherwise required by law. Citadel Communications' Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law. In addition, Citadel Communications' Bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or new proposal which a stockholder wishes to make at an annual meeting of stockholders.

     No Stockholder Action by Written Consent. Citadel Communications' Bylaws provide that any action required or permitted to be taken by the stockholders of Citadel Communications at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu of a duly called meeting.


     Foreign Ownership. Citadel Communications' Certificate of Incorporation permits restriction on the ownership, voting and transfer of Citadel Communications' capital stock in accordance with the Communications Act of 1934, as amended, and the rules of the Federal Communications Commission, to prohibit ownership of more than 20% of Citadel Communications' outstanding capital stock, or more than 20% of the voting rights it represents, by or for the account of aliens or corporations otherwise subject to domination or control by aliens. The Certificate of Incorporation also authorizes the Board of Directors to prohibit any transfer of capital stock that would cause Citadel Communications to violate this prohibition. The Board of Directors may also prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause Citadel Communications to violate, or would otherwise result in violation of, any provision of the Communications Act or the rules, regulations and policies of the FCC under the Communications Act. No stockholders may exercise any voting rights which would cause Citadel Communications to be in violation of the rules, regulations or policies of the FCC.



     Nevada General Corporation Law. The following provisions of Chapter 78 of the Nevada Revised Statutes may delay or make more difficult acquisitions or changes of control of Citadel Communications and may make it more difficult to accomplish transactions that stockholders may otherwise believe to be in their best interests. These provisions may also have the effect of preventing changes in Citadel Communications' management. The Certificate of Incorporation and Bylaws do not exclude Citadel Communications from these provisions of Chapter 78 of the Nevada Revised Statutes.


     Control Share Acquisitions. Under Sections 78.378 to 78.3793 of Chapter 78 of the Nevada Revised Statutes, an acquiring person, who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless the voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. If the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and the corporation must comply with the demand.

     For the above provisions, acquiring person means, subject to exceptions, any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. Controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise:

     - one-fifth or more but less than one-third of the voting power of the issuing corporation in the election of directors,

     - one-third or more but less than a majority of the voting power of the issuing corporation in the election of directors, and/or

     - a majority or more of the voting power of the issuing corporation in the election of directors.

These provisions are triggered as a stockholder moves from one level to the next. Voting rights on the control shares must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. Control shares means those outstanding voting shares of an issuing corporation which an acquiring person:

     - acquires or offers to acquire in an acquisition, or

     - acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person.

Subject to certain exceptions, an acquisition is the direct or indirect acquisition of a controlling interest. Issuing corporation means a corporation that is organized in Nevada, has 200 or more stockholders, at least 100 of whom are stockholders of record and having an address in Nevada which appears in the stock ledger of the corporation, and does business in Nevada directly or through an affiliated corporation.


     The provisions described above do not apply if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions do not apply. The Certificate of Incorporation and Bylaws do not exclude Citadel Communications from the restrictions imposed by such provisions. However, unless and until Citadel Communications has at least 100 stockholders of record who have an address in Nevada which appears in the stock ledger of Citadel Communications, this act will not apply to Citadel Communications. As of January 5, 2000, this act did not apply to Citadel Communications.


     Certain Business Combinations. In general, Sections 78.411 to 78.444 of Chapter 78 of the Nevada Revised Statutes restrict the ability of a Nevada corporation that has 200 or more stockholders to engage in any combination with an interested stockholder for three years following the date of the transaction in which the stockholder became an interested stockholder, unless the combination or the triggering purchase of shares is approved by the board of directors of the corporation before the date of the triggering purchase. If the combination or triggering purchase was not so approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. Interested stockholder means any person, or its subsidiaries, who is:

     - the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or

     - an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.


The provisions described above do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Citadel Communications' Certificate of Incorporation does not exclude it from the restrictions imposed by these provisions.

     Directors' Duties. Section 78.138 of Chapter 78 of the Nevada Revised Statutes allows directors and officers, in exercising their respective powers to further the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and the long and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation. In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, any debt created as a result of the change in control would cause the assets of the corporation or any successor to be less than the liabilities or would render the corporation or any successor insolvent or lead to bankruptcy proceedings. Nevada law presumes that, in business matters, directors have acted in good faith, on an informed basis and with a view to the interests of the corporation.

TRANSFER AGENT AND REGISTRAR

     BankBoston, N.A. is the transfer agent and registrar for Citadel Communications' common stock.

                       DESCRIPTION OF THE PREFERRED STOCK
                     AND THE DEPOSITARY SHARES REPRESENTING
                      FRACTIONAL SHARES OF PREFERRED STOCK

     This section describes the general terms and provisions of the preferred stock that Citadel Communications may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.


     This section is only a summary of the preferred stock that Citadel Communications may offer. Currently, Citadel Communications has no outstanding preferred stock. We urge you to read carefully Citadel Communications' Certificate of Incorporation and the certificate of designation Citadel Communications will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.



TERMS OF FUTURE SERIES OF PREFERRED STOCK


     The Board of Directors of Citadel Communications may, without further action of the stockholders, issue up to 20,000 shares of undesignated preferred stock in one or more classes or series. Any undesignated preferred stock issued by Citadel Communications may:

     - rank prior to the common stock as to dividend rights, liquidation preference or both;

     - have full or limited voting rights; and

     - be convertible into shares of common stock or other securities.

     The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by the Board of Directors of Citadel Communications pursuant to a certificate of designation. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock, which will include the following:

     - the maximum number of shares in the series;

     - the designation of the series;

     - the terms of any voting rights of the series;

     - the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

     - whether the shares of such series shall be redeemable by Citadel Communications and, if so, the times, prices and other terms and conditions of such redemption;

     - the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of Citadel Communications;

     - whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     - whether or not the shares of such series shall be convertible into, or exchangeable for, (a) debt securities of Citadel Communications, (b) shares of any other class or classes of stock of Citadel Communications, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;


     - the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by Citadel Communications of, the Citadel Communications' common stock, or any other class or classes of stock of Citadel Communications ranking junior to the shares of such series either as to dividends or upon liquidation;


     - the conditions or restrictions, if any, upon the creation of indebtedness of Citadel Communications or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

     - whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under "--Depositary Shares;"

     - any other preference and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

     - Citadel Communications' ability to modify the rights of holders otherwise than by a vote of a majority or more of the shares outstanding.

     The preferred stock will, when issued, be fully paid and nonassessable. Citadel Communications will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe its selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of Citadel Communications or to vote on any other matter of Citadel Communications.

DEPOSITARY SHARES

     This section describes the general terms and provisions of the depositary shares we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, including, but not limited to, the title of the depositary shares and the deposited security, the amount of deposited securities represented by one depositary share, and any general terms outlined in this section that will not apply to those depositary shares.

     We have summarized certain terms and provisions of the depositary agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We have also filed the form of depositary agreement, including the form of depositary receipt, as an exhibit to the registration statement, of which this prospectus is a part. You should read the forms of depositary agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

     General. Citadel Communications may offer fractional interests in preferred stock rather than full shares of preferred stock. If this occurs, Citadel Communications will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

     The stock of any series of preferred stock underlying the depositary shares will be deposited under a separate depositary agreement between us and a depositary. For these purposes, the depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Citadel Communications will name the depositary and give the address of its principal executive office in the applicable prospectus supplement. Subject to the terms of the depositary agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary shares. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts although not in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

     If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you are entitled to receive at such office the number of shares of preferred stock and any money or other property represented by such depositary shares. Citadel Communications will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing such excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit such preferred stock under the depositary agreement or to receive depositary shares in exchange for such preferred stock.

     Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

     If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with Citadel Communications' approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

     The depositary agreement will also contain provisions relating to how any subscription or similar rights offered by us to the holders of the preferred stock will be made available to the holders of depositary shares.

     Conversion and Exchange. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

     Redemption of Depositary Shares. If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred share. Whenever Citadel Communications redeems preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their depositary receipts to the depositary.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

     The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holder of the depositary shares relating to such preferred stock.

     Taxation. Provided that each obligation in the depositary agreement and any related agreement is performed in accordance with its terms, owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the shares of preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

     - No gain or loss will be recognized for U.S. federal income tax purposes upon withdrawal of preferred stock in exchange for depositary shares as provided in the depositary agreement.

     - The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock.

     - The holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held such depositary shares.

     Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between Citadel Communications and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A depositary agreement may be terminated by Citadel Communications or the depositary only if:

     - All outstanding depositary shares relating to the depositary agreement have been redeemed.

     - There has been a final distribution on the preferred stock of the relevant series in connection with the liquidation, dissolution or winding up of the business and the distribution has been distributed to the holders of the related depositary shares.

     Charges of Depositary. Citadel Communications will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the depositary agreement.

     Miscellaneous. Citadel Communications will forward to the holders of depositary shares all reports and communications that it must furnish to the holders of the preferred stock.

     Neither the depositary nor Citadel Communications will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Citadel Communications' obligations and the depositary's obligations under the depositary agreement will be limited to performance in good faith of duties set forth in the depositary agreement. Neither the depositary nor Citadel Communications will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to Citadel Communications and/or the depositary. Citadel Communications and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

     Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to Citadel Communications. Citadel Communications may also remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50 million.

                              SELLING STOCKHOLDERS

     The selling stockholders named below may sell shares of Citadel Communications common stock from time to time. If and when shares of common stock are to be offered and sold by one or more selling stockholders, the relevant prospectus supplement will identify the selling stockholders selling in that offering as well as the number of shares then owned, and to be offered, by such selling stockholders.

     The following table sets forth the name of each selling stockholder and each such stockholder's relationship to Citadel Communications.

             SELLING STOCKHOLDER                 RELATIONSHIP TO CITADEL COMMUNICATIONS
             -------------------                 --------------------------------------
Lawrence R. Wilson                            Mr. Wilson has been Chairman, Chief
                                              Executive Officer and President of Citadel
                                              Communications since it was incorporated in
                                              1993.

Donna L. Heffner                              Ms. Heffner has served as an officer of
                                              Citadel Communications since it was
                                              incorporated in 1993. She currently serves
                                              as Vice President, Chief Financial Officer
                                              and Secretary.

D. Robert Proffitt                            Mr. Proffitt has served as an officer of
                                              Citadel Communications since it was
                                              incorporated in 1993. He currently serves as
                                              Vice President of Citadel Communications and
                                              President and Chief Operating Officer of
                                              Citadel Broadcasting.

Stuart R. Stanek                              Mr. Stanek has served as an officer of
                                              Citadel Communications since it was
                                              incorporated in 1993. He currently serves as
                                              Vice President responsible for east region
                                              operations.

Peter J. Benedetti                            Mr. Benedetti became an officer of Citadel
                                              Communications in October 1998 and currently
                                              serves as Vice President responsible for
                                              west region operations.

Edward T. Hardy                               Mr. Hardy served as an officer of Citadel
                                              Communications from January 1997 to November
                                              1999. He currently serves as a consultant to
                                              Citadel Communications.

Ted L. Snider, Sr.                            Mr. Snider became a director of Citadel
                                              Communications in November 1997 following
                                              Citadel Communications' October 1997
                                              acquisition of Snider Corporation, a
                                              corporation owned by Mr. Snider and his
                                              spouse, Jane J. Snider.

Jane J. Snider                                Ms. Snider is the spouse of Ted L. Snider,
                                              Sr.

             SELLING STOCKHOLDER                 RELATIONSHIP TO CITADEL COMMUNICATIONS
             -------------------                 --------------------------------------
The Ted and Jane Snider Family Foundation     Ted L. Snider, Sr., a director of Citadel
                                              Communications since November 1997, is a
                                              co-trustee of The Ted and Jane Snider Family
                                              Foundation.

Rio Bravo Enterprise Associates, L.P.         Lawrence R. Wilson, Chairman, Chief
                                              Executive Officer and President of Citadel
                                              Communications, owns all of the capital
                                              stock of Rio Bravo, Inc., the general
                                              partner of Rio Bravo Enterprise Associates,
                                              L.P.

DVS Management, Inc.                          John E. von Schlegell, a director of Citadel
                                              Communications since January 1997, is the
                                              President and a shareholder of DVS
                                              Management, Inc.

The Endeavour Capital Fund Limited            John E. von Schlegell, a director of Citadel
  Partnership                                 Communications since January 1997, is the
                                              Managing Director of The Endeavour Capital
                                              Fund Limited Partnership and the President
                                              and a shareholder of DVS Management, Inc.,
                                              the general partner of The Endeavour Capital
                                              Fund Limited Partnership.

ABRY Broadcast Partners II, L.P.              All of the shares beneficially owned by ABRY
  (and its general partner,                   Broadcast Partners II, L.P. are held under
  ABRY Capital, L.P.)                         an Amended and Restated Voting Trust
                                              Agreement dated October 15, 1997. During the
                                              term of the Amended and Restated Voting
                                              Trust Agreement, the voting trustee has the
                                              right to vote the shares of stock subject to
                                              that agreement and to take part in any
                                              stockholders' meetings, including the right
                                              to vote the shares for the election of
                                              directors of Citadel Communications. The
                                              voting trustee is Harlan A. Levy.
                                              Dispositive power with respect to these
                                              shares is held by Royce Yudkoff, the
                                              President of ABRY Holdings, Inc., the
                                              general partner of ABRY Capital, L.P., the
                                              general partner of ABRY Broadcast Partners
                                              II, L.P. Royce Yudkoff was a director of
                                              Citadel Communications for a portion of 1996
                                              and 1997.

                              PLAN OF DISTRIBUTION


     Citadel Communications and the selling stockholders may sell the securities described in this prospectus to one or more underwriters for public offering, or may sell the securities to investors directly or through agents. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. Credit Suisse First Boston Corporation may act as an underwriter or agent. Citadel Communications and the selling stockholders have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so. The sale of the securities may be effected in transactions
(a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.



     Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. Citadel Communications and the selling stockholders also may, from time to time, authorize dealers, acting as their agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may receive compensation from Citadel Communications and the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.



     Any underwriting compensation paid by Citadel Communications and the selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. The selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with Citadel Communications and the selling stockholders, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.



     Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, that is, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters may also impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.


     Any securities, other than common stock of Citadel Communications, issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, Citadel Communications, the selling stockholders and certain of their affiliates in the ordinary course.


                           VALIDITY OF THE SECURITIES


     The validity of any securities issued hereunder will be passed upon for Citadel Communications by Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania, counsel to Citadel Communications. As to matters of Nevada law, Eckert Seamans Cherin & Mellott, LLC will rely upon the opinion of Lionel, Sawyer & Collins, Las Vegas, Nevada. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any agents or underwriters by Shearman & Sterling, New York, New York.


                              INDEPENDENT AUDITORS

     The consolidated financial statements of Citadel Communications Corporation and subsidiary as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1996 and 1995 and for each of the three years in the three-year period ended December 31, 1996 included in Citadel Communications Corporation's Current Report on Form 8-K filed on December 10, 1999 and Citadel Broadcasting Company's Current Report on Form 8-K filed on December 10, 1999, which are incorporated by reference in this prospectus and registration statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein, and have been incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Fuller-Jeffrey Broadcasting Companies, Inc. and subsidiaries as of December 31, 1998 and for the year then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of Citywide Communications, Inc. as of December 31, 1998 and for the year then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of Faulk & Winkler, LLC, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The financial statements of Wicks Radio Group, a division of Wicks Broadcast Group Limited Partnership, as of December 31, 1998 and for the year then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Broadcasting Partners Holdings Radio Group as of December 31, 1997 and 1998 and for the period January 9, 1997 (date of inception) through December 31, 1997 and for the year ended December 31, 1998 have been incorporated by reference into this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Liggett Broadcast, Inc., as of December 31, 1998 and for the year then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of Andrews Hooper & Pavlik P.L.C., independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Caribou Communications Co., as of December 31, 1998 and 1997 and for the years then ended have been incorporated by reference into this prospectus and registration statement in reliance upon the report of Cole & Reed, P.C., independent certified public accountants, with respect thereto and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee. All of the expenses will be paid by the registrants, except, if any shares of common stock of Citadel Communications are offered and sold by the selling stockholders, the selling stockholders will pay a portion of the legal fees and expenses.

SEC registration fee........................................  $  264,000
Printing expenses...........................................     200,000
Accounting fees and expenses................................     300,000
Legal fees and expenses.....................................     300,000
Blue Sky fees and expenses..................................      15,000
Trustee's and depositary's fees and expenses................      30,000
Rating agency fees..........................................     100,000
Nasdaq National Market listing fees.........................      17,500
Transfer agent fees.........................................       5,000
Miscellaneous...............................................      68,500
                                                              ----------
     TOTAL..................................................  $1,300,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF CITADEL COMMUNICATIONS CORPORATION AND CITADEL BROADCASTING COMPANY.

     Section 78.7502 of the Nevada General Corporation Law (the "NGCL") empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 78.7502 of the NGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 78.7502 of the NGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the NGCL provides that indemnification provided for by Section 78.7502 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph.

     The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law.

     Any discretionary indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Citadel Communications Corporation.

     Citadel Communications' Amended and Restated Certificate of Incorporation provides as follows:

     "To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation."

     Citadel Communications' Bylaws further implement the permissive provisions of Section 78.751 of the NGCL discussed above.

     As permitted by Section 78.037 of the NGCL, Citadel Communications' Amended and Restated Certificate of Incorporation provides as follows:

     "To the full extent permitted by the General Corporation Law of the State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its shareholders."

     Section 78.037 currently provides that any such provision of a corporation's articles of incorporation may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the NGCL.

     Citadel Communications maintains insurance to protect persons entitled to indemnification pursuant to its Amended and Restated Certificate of Incorporation and Bylaws and the NGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the NGCL.

Citadel Broadcasting Company.

     Article VI of Citadel Broadcasting Company's Restated Articles of Incorporation provides as follows:

        "To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation."

     Citadel Broadcasting Company's Bylaws further implement the permissive provisions of Sections 78.751 of the NGCL discussed above.

     As permitted by Section 78.037 of the NGCL, Article V of Citadel Broadcasting Company's Restated Articles of Incorporation provides as follows:

        "To the full extent permitted by General Corporation Law of State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its shareholders."

     Citadel Broadcasting Company maintains insurance to protect persons entitled to indemnification pursuant to its amended and Restated Articles of Incorporation and Bylaws and the NGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the NGCL.

INDEMNIFICATION OF TRUSTEES OF AND OTHER PERSONS RELATED TO THE CCC CAPITAL TRUSTS.

     Under each amended and restated declaration of trust of the CCC Capital Trusts, Citadel Communications will agree to indemnify each trustee, administrator and paying agent of the CCC Capital Trusts, and any affiliate, officer, director, shareholder, employee, representative or agent of any trustee of the CCC Capital Trusts, and any employee or agent of the issuing CCC Capital Trust (each an "Indemnified Person"), and to hold such Indemnified Person harmless against, any and all loss, damage, claims, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the declaration of trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the declaration of trust.

ITEM 16. EXHIBITS.


EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT(1)
-------                   -------------------------
 1.1     Form of Underwriting Agreement.*
 2.1     Asset Purchase Agreement dated October 27, 1999 by and
         between Citadel Broadcasting Company and Broadcasting
         Partners Holdings, L.P. (incorporated by reference to
         Exhibit 2.1 to Citadel Communications Corporation's
         Quarterly Report on Form 10-Q for the fiscal quarter ended
         September 30, 1999).
 2.2     Stock Purchase Agreement dated April 30, 1999 by and between
         Robert F. Fuller and Citadel Broadcasting Company
         (incorporated by reference to Exhibit 2.1 to Citadel
         Broadcasting Company's Current Report on Form 8-K filed on
         September 14, 1999).
 2.3     Stock Purchase Agreement dated April 30, 1999 by and between
         Joseph N. Jeffrey, Jr. and Citadel Broadcasting Company
         (incorporated by reference to Exhibit 2.2 to Citadel
         Broadcasting Company's Current Report on Form 8-K filed on
         September 14, 1999).
 2.4     Asset Purchase Agreement dated December 3, 1999 by and among
         Liggett Broadcast, Inc., Rainbow Radio, LLC, New Tower,
         Inc., LLJ Realty, LLC, Robert G. Liggett, Jr., Citadel
         Communications Corporation, Citadel Broadcasting Company and
         Citadel License, Inc. (incorporated by reference to Exhibit
         2.4 to Citadel Communications Corporation's Current Report
         on Form 8-K filed on December 10, 1999).
 2.5     Purchase Agreement dated August 23, 1999 by and among Cat
         Communications, Inc., Desert Communications III, Inc. and
         Citadel Broadcasting Company (incorporated by reference to
         Exhibit 2.1 to Citadel Communications Corporation's Current
         Report on Form 8-K filed on January 6, 2000).
 2.6     Amendment to Purchase Agreement dated December 22, 1999 by and among Cat Communications, Inc., Desert Communications
         III, Inc. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.2 to Citadel Communications
         Corporation's Current Report on Form 8-K filed on January 6,
         2000).

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT(1)
-------                   -------------------------
 4.1     Amended and Restated Certificate of Incorporation of Citadel
         Communications Corporation (incorporated by reference to
         Exhibit 3(i) to Citadel Communications Corporation's
         Quarterly Report on Form 10-Q for the fiscal quarter ended
         June 30, 1998).
 4.2     Indenture dated as of July 1, 1997 among Citadel
         Broadcasting Company, Citadel License, Inc. and The Bank of
         New York, as Trustee, with the forms of 10 1/4% Senior
         Subordinated Notes due 2007 and 10 1/4% Series B Senior
         Subordinated Notes due 2007 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting
         Company's Registration Statement No. 333-36771 on Form S-4).
 4.3     Indenture dated as of July 1, 1997 among Citadel
         Broadcasting Company, Citadel License, Inc. and The Bank of
         New York, as Trustee, with the forms of 13 1/4% Exchange
         Debentures due 2009 and 13 1/4% Series B Exchange Debentures
         due 2009 included therein (incorporated by reference to
         Exhibit 4.2 to Citadel Broadcasting Company's Registration
         Statement No. 333-36771 on Form S-4).
 4.4     Amendment to Certificate of the Designations, Voting Powers
         Preferences and Relative, Participating, Optional and Other
         Special Rights and Qualifications, Limitations or
         Restrictions of the 13 1/4% Series A Exchangeable Preferred
         Stock and the 13 1/4% Series B Exchangeable Preferred Stock
         of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's
         Registration Statement No. 333-36771 on Form S-4).
 4.5     Indenture dated as of November 19, 1998 among Citadel
         Broadcasting Company, Citadel License, Inc. and The Bank of
         New York, as Trustee, with the form of 9 1/4% Senior
         Subordinated Notes due 2008 included therein (incorporated by reference to Exhibit 4.1 to Citadel Communications
         Corporation's Current Report on Form 8-K filed November 30,
         1998).
 4.6     Credit Agreement dated December 17, 1999 among Citadel
         Broadcasting Company, Citadel Communications Corporation,
         Credit Suisse First Boston, as lead Arranger, Administrative
         Agent and Collateral Agent, FINOVA Capital Corporation, as
         Syndication Agent, First Union Securities, Inc. and Fleet
         National Bank, as Co-Documentation Agents, and the lenders named therein (incorporated by reference to Exhibit 4.1 to
         Citadel Communications Corporation's Current Report on Form
         8-K filed on January 6, 2000).
 4.7     Form of Senior Indenture.**
 4.8     Form of Senior Debt Security (included in Form of Senior
         Indenture filed as Exhibit 4.7).**
 4.9     Form of Senior Subordinated Indenture.**
 4.10    Form of Senior Subordinated Debt Security (included in Form of Senior Subordinated Indenture filed as Exhibit 4.9).**
 4.11    Form of Junior Subordinated Indenture for the junior
         subordinated debt securities of Citadel Communications
         Corporation and Citadel Broadcasting Company.**
 4.12    Form of Junior Subordinated Debt Security (included in Form of Junior Subordinated Indenture filed as Exhibit 4.11).**
 4.13    Form of Depositary Agreement.**
 4.14    Form of Depositary Receipt (included in Form of Depositary
         Agreement filed as Exhibit 4.13).**
 4.15    Form of Warrant Agreement.**

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT(1)
-------                   -------------------------
 4.16    Form of Standard Stock Warrant Agreement Provisions.**
 4.17    Certificate of Trust of CCC Capital Trust I.**
 4.18    Certificate of Trust of CCC Capital Trust II.**
 4.19    Declaration of CCC Capital Trust I.**
 4.20    Declaration of CCC Capital Trust II.**
 4.21    Form of Amended and Restated Declaration of Trust for each of CCC Capital Trust I and CCC Capital Trust II.**
 4.22    Form of Stock Purchase Contract.**
 4.23    Form of Preferred Security (included in the Form of Amended and Restated Declaration of Trust for each of CCC Capital
         Trust I and CCC Capital Trust II filed as Exhibit 4.21).**
 4.24    Form of Expense Agreement (included in the Form of Amended and Restated Declaration of Trust for each of CCC Capital
         Trust I and CCC Capital Trust II filed as Exhibit 4.21).**
 4.25    Form of Guarantee Agreement relating to Citadel
         Communications' guarantee of the preferred securities of CCC
         Capital Trust I and CCC Capital Trust II.**
 5.1     Opinion of Eckert Seamans Cherin & Mellott, LLC, including consent.**
 5.2     Opinion of Richards, Layton & Finger, P.A., including
         consent relating to CCC Capital Trust I.**
 5.3     Opinion of Richards, Layton & Finger, P.A., including
         consent, relating to CCC Capital Trust II.**
 5.4     Opinion of Lionel, Sawyer & Collins.**
12.1     Computation of Ratio of Earnings to Fixed Charges of Citadel
         Communications Corporation and Subsidiaries.**
12.2     Computation of Ratio of Earnings to Combined Fixed Charges
         and Preferred Stock Dividends of Citadel Communications
         Corporation and Subsidiaries.**
12.3     Computation of Ratio of Earnings to Fixed Charges of Citadel
         Broadcasting Company.**
23.1     Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinion filed as Exhibit 5.1).**
23.2     Consent of Richards, Layton & Finger, P.A. (included in its opinions filed as Exhibits 5.2 and 5.3).**
23.3     Consent of KPMG LLP.
23.4     Consent of KPMG LLP.
23.5     Consent of Deloitte & Touche LLP.
23.6     Consent of KPMG LLP.
23.7     Consent of Faulk & Winkler, LLC.
23.8     Consent of KPMG LLP.
23.9     Consent of KPMG LLP.
23.10    Consent of Andrews Hooper & Pavlik P.L.C.

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT(1)
-------                   -------------------------
23.11    Consent of Cole & Reed, P.C.
24       Power of Attorney (included on signature page).**
25.1     T-1 Statement of Eligibility of The Bank of New York, as
         trustee under the Senior Indenture.**
25.2     T-1 Statement of Eligibility of The Bank of New York, as
         trustee under the Senior Subordinated Indenture.**
25.3     T-1 Statement of Eligibility of The Bank of New York, as
         trustee under the Citadel Communications Junior Subordinated
         Indenture.**
25.4     T-1 Statement of Eligibility of The Bank of New York, as
         trustee under the Citadel Broadcasting Junior Subordinated
         Indenture.**
25.5     T-1 Statement of Eligibility of The Bank of New York, as
         property trustee under the Declaration of Trust of CCC
         Capital Trust I.**
25.6     T-1 Statement of Eligibility of The Bank of New York, as
         property trustee under the Declaration of Trust of CCC
         Capital Trust II.**
25.7     T-1 Statement of Eligibility of The Bank of New York, as
         guarantee trustee under the Preferred Securities Guarantee of CCC Capital Trust I.**
25.8     T-1 Statement of Eligibility of The Bank of New York, as
         guarantee trustee under the Preferred Securities Guarantee of CCC Capital Trust II.**


---------------


  (1) In the case of incorporation by reference to documents filed by the Registrants under the Securities Exchange Act of 1934, as amended, Citadel Communications' file number under such Act is 000-24515 and Citadel Broadcasting's file number under such Act is 333-36771.


   * To be filed as an exhibit to a Current Report on Form 8-K.


  ** Previously filed.


ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (a)(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement;


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;


     (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


     (c) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Citadel Communications Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, in the State of Nevada, on January 10, 2000.


                                          CITADEL COMMUNICATIONS CORPORATION

                                          By: /s/ LAWRENCE R. WILSON
                                             -----------------------------------
                                              Lawrence R. Wilson
                                              Chairman of the Board,
                                              Chief Executive Officer and
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on January 10, 2000.


                   SIGNATURES                                       TITLE
                   ----------                                       -----
/s/ LAWRENCE R. WILSON                            Chairman of the Board, Chief Executive
------------------------------------------------  Officer and President (Principal
Lawrence R. Wilson                                Executive Officer)

/s/ DONNA L. HEFFNER                              Vice President and Chief Financial
------------------------------------------------  Officer (Principal Financial and
Donna L. Heffner                                  Accounting Officer)

                                                  Director
------------------------------------------------
Robert F. Fuller

/s/ IKE KALANGIS                                  Director
------------------------------------------------
Ike Kalangis

/s/ TED L. SNIDER, SR.                            Director
------------------------------------------------
Ted L. Snider, Sr.

/s/ JOHN E. VON SCHLEGELL                         Director
------------------------------------------------
John E. von Schlegell

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Citadel Broadcasting Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, in the State of Nevada, on January 10, 2000.


                                          CITADEL BROADCASTING COMPANY

                                          By: /s/ LAWRENCE R. WILSON
                                             -----------------------------------
                                              Lawrence R. Wilson
                                              Chairman of the Board and
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on January 10, 2000.


                   SIGNATURES                                       TITLE
                   ----------                                       -----
/s/ LAWRENCE R. WILSON                            Chairman of the Board and Chief Executive
------------------------------------------------  Officer (Principal Executive Officer)
Lawrence R. Wilson

/s/ DONNA L. HEFFNER                              Vice President and Chief Financial
------------------------------------------------  Officer (Principal Financial and
Donna L. Heffner                                  Accounting Officer)

                                                  Director
------------------------------------------------
Robert F. Fuller

/s/ IKE KALANGIS                                  Director
------------------------------------------------
Ike Kalangis

/s/ TED L. SNIDER, SR.                            Director
------------------------------------------------
Ted L. Snider, Sr.

/s/ JOHN E. VON SCHLEGELL                         Director
------------------------------------------------
John E. von Schlegell

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of CCC Capital Trust I and CCC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, in the State of Nevada, on January 10, 2000.


CCC CAPITAL TRUST I
a Delaware business trust

By: CITADEL COMMUNICATIONS CORPORATION,
    as Depositor

By: /s/ LAWRENCE R. WILSON
    ----------------------------------
    Lawrence R. Wilson
    Chairman of the Board,
    Chief Executive Officer and
    President

CCC CAPITAL TRUST II
a Delaware business trust

By: CITADEL COMMUNICATIONS CORPORATION,
    as Depositor

By: /s/ LAWRENCE R. WILSON
    ----------------------------------
    Lawrence R. Wilson
    Chairman of the Board,
    Chief Executive Officer and
    President

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT(1)
-------                   -------------------------
 1.1     Form of Underwriting Agreement.*
 2.1     Asset Purchase Agreement dated October 27, 1999 by and
         between Citadel Broadcasting Company and Broadcasting
         Partners Holdings, L.P. (incorporated by reference to
         Exhibit 2.1 to Citadel Communications Corporation's
         Quarterly Report on Form 10-Q for the fiscal quarter ended
         September 30, 1999).
 2.2     Stock Purchase Agreement dated April 30, 1999 by and between
         Robert F. Fuller and Citadel Broadcasting Company
         (incorporated by reference to Exhibit 2.1 to Citadel
         Broadcasting Company's Current Report on Form 8-K filed on
         September 14, 1999).
 2.3     Stock Purchase Agreement dated April 30, 1999 by and between
         Joseph N. Jeffrey, Jr. and Citadel Broadcasting Company
         (incorporated by reference to Exhibit 2.2 to Citadel
         Broadcasting Company's Current Report on Form 8-K filed on
         September 14, 1999).
 2.4     Asset Purchase Agreement dated December 3, 1999 by and among
         Liggett Broadcast, Inc., Rainbow Radio, LLC, New Tower,
         Inc., LLJ Realty, LLC, Robert G. Liggett, Jr., Citadel
         Communications Corporation, Citadel Broadcasting Company and
         Citadel License, Inc. (incorporated by reference to Exhibit
         2.4 to Citadel Communications Corporation's Current Report
         on Form 8-K filed on December 10, 1999).
 2.5     Purchase Agreement dated August 23, 1999 by and among Cat
         Communications, Inc., Desert Communications III, Inc. and
         Citadel Broadcasting Company (incorporated by reference to
         Exhibit 2.1 to Citadel Communications Corporation's Current
         Report on Form 8-K filed on January 6, 2000).
 2.6     Amendment to Purchase Agreement dated December 22, 1999 by and among Cat Communications, Inc., Desert Communications
         III, Inc. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.2 to Citadel Communications
         Corporation's Current Report on Form 8-K filed on January 6,
         2000).
 4.1     Amended and Restated Certificate of Incorporation of Citadel
         Communications Corporation (incorporated by reference to
         Exhibit 3(i) to Citadel Communications Corporation's
         Quarterly Report on Form 10-Q for the fiscal quarter ended
         June 30, 1998).
 4.2     Indenture dated as of July 1, 1997 among Citadel
         Broadcasting Company, Citadel License, Inc. and The Bank of
         New York, as Trustee, with the forms of 10 1/4% Senior
         Subordinated Notes due 2007 and 10 1/4% Series B Senior
         Subordinated Notes due 2007 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting
         Company's Registration Statement No. 333-36771 on Form S-4).
 4.3     Indenture dated as of July 1, 1997 among Citadel
         Broadcasting Company, Citadel License, Inc. and The Bank of
         New York, as Trustee, with the forms of 13 1/4% Exchange
         Debentures due 2009 and 13 1/4% Series B Exchange Debentures
         due 2009 included therein (incorporated by reference to
         Exhibit 4.2 to Citadel Broadcasting Company's Registration
         Statement No. 333-36771 on Form S-4).
 4.4     Amendment to Certificate of the Designations, Voting Powers
         Preferences and Relative, Participating, Optional and Other
         Special Rights and Qualifications, Limitations or
         Restrictions of the 13 1/4% Series A Exchangeable Preferred
         Stock and the 13 1/4% Series B Exchangeable Preferred Stock
         of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's
         Registration Statement No. 333-36771 on Form S-4).

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT(1)
-------                   -------------------------
 4.5     Indenture dated as of November 19, 1998 among Citadel
         Broadcasting Company, Citadel License, Inc. and The Bank of
         New York, as Trustee, with the form of 9 1/4% Senior
         Subordinated Notes due 2008 included therein (incorporated by reference to Exhibit 4.1 to Citadel Communications
         Corporation's Current Report on Form 8-K filed November 30,
         1998).
 4.6     Credit Agreement dated December 17, 1999 among Citadel
         Broadcasting Company, Citadel Communications Corporation,
         Credit Suisse First Boston, as lead Arranger, Administrative
         Agent and Collateral Agent, FINOVA Capital Corporation, as
         Syndication Agent, First Union Securities, Inc. and Fleet
         National Bank, as Co-Documentation Agents, and the lenders named therein (incorporated by reference to Exhibit 4.1 to
         Citadel Communications Corporation's Current Report on Form
         8-K filed on January 6, 2000).
 4.7     Form of Senior Indenture.**
 4.8     Form of Senior Debt Security (included in Form of Senior
         Indenture filed as Exhibit 4.7).**
 4.9     Form of Senior Subordinated Indenture.**
 4.10    Form of Senior Subordinated Debt Security (included in Form of Senior Subordinated Indenture filed as Exhibit 4.9).**
 4.11    Form of Junior Subordinated Indenture for the junior
         subordinated debt securities of Citadel Communications
         Corporation and Citadel Broadcasting Company.**
 4.12    Form of Junior Subordinated Debt Security (included in Form of Junior Subordinated Indenture filed as Exhibit 4.11).**
 4.13    Form of Depositary Agreement.**
 4.14    Form of Depositary Receipt (included in Form of Depositary
         Agreement filed as Exhibit 4.13).**
 4.15    Form of Warrant Agreement.**
 4.16    Form of Standard Stock Warrant Agreement Provisions.**
 4.17    Certificate of Trust of CCC Capital Trust I.**
 4.18    Certificate of Trust of CCC Capital Trust II.**
 4.19    Declaration of CCC Capital Trust I.**
 4.20    Declaration of CCC Capital Trust II.**
 4.21    Form of Amended and Restated Declaration of Trust for each of CCC Capital Trust I and CCC Capital Trust II.**
 4.22    Form of Stock Purchase Contract.**
 4.23    Form of Preferred Security (included in the Form of Amended and Restated Declaration of Trust for each of CCC Capital
         Trust I and CCC Capital Trust II filed as Exhibit 4.21).**
 4.24    Form of Expense Agreement (included in the Form of Amended and Restated Declaration of Trust for each of CCC Capital
         Trust I and CCC Capital Trust II filed as Exhibit 4.21).**
 4.25    Form of Guarantee Agreement relating to Citadel
         Communications' guarantee of the preferred securities of CCC
         Capital Trust I and CCC Capital Trust II.**
 5.1     Opinion of Eckert Seamans Cherin & Mellott, LLC, including consent.**
 5.2     Opinion of Richards, Layton & Finger, P.A., including
         consent relating to CCC Capital Trust I.**

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT(1)
-------                   -------------------------
 5.3     Opinion of Richards, Layton & Finger, P.A., including
         consent, relating to CCC Capital Trust II.**
 5.4     Opinion of Lionel, Sawyer & Collins.**
12.1     Computation of Ratio of Earnings to Fixed Charges of Citadel
         Communications Corporation and Subsidiaries.**
12.2     Computation of Ratio of Earnings to Combined Fixed Charges
         and Preferred Stock Dividends of Citadel Communications
         Corporation and Subsidiaries.**
12.3     Computation of Ratio of Earnings to Fixed Charges of Citadel
         Broadcasting Company.**
23.1     Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinion filed as Exhibit 5.1).**
23.2     Consent of Richards, Layton & Finger, P.A., (included in its opinions filed as Exhibits 5.2 and 5.3).**
23.3     Consent of KPMG LLP.
23.4     Consent of KPMG LLP.
23.5     Consent of Deloitte & Touche LLP.
23.6     Consent of KPMG LLP.
23.7     Consent of Faulk & Winkler, LLC.
23.8     Consent of KPMG LLP.
23.9     Consent of KPMG LLP.
23.10    Consent of Andrews Hooper & Pavlik P.L.C.
23.11    Consent of Cole & Reed, P.C.
24       Power of Attorney (included on signature page).**
25.1     T-1 Statement of Eligibility of The Bank of New York, as
         trustee under the Senior Indenture.**
25.2     T-1 Statement of Eligibility of The Bank of New York, as
         trustee under the Senior Subordinated Indenture.**
25.3     T-1 Statement of Eligibility of The Bank of New York, as
         trustee under the Citadel Communications Junior Subordinated
         Indenture.**
25.4     T-1 Statement of Eligibility The Bank of New York, as
         trustee under the Citadel Broadcasting Junior Subordinated
         Indenture.**
25.5     T-1 Statement of Eligibility of The Bank of New York, as
         property trustee under the Declaration of Trust of CCC
         Capital Trust I.**
25.6     T-1 Statement of Eligibility of The Bank of New York, as
         property trustee under the Declaration of Trust of CCC
         Capital Trust II.**
25.7     T-1 Statement of Eligibility of The Bank of New York, as
         guarantee trustee under the Preferred Securities Guarantee of CCC Capital Trust I.**
25.8     T-1 Statement of Eligibility of The Bank of New York, as
         guarantee trustee under the Preferred Securities Guarantee of CCC Capital Trust II.**

---------------


(1) In the case of incorporation by reference to documents filed by the Registrants under the Securities Exchange Act of 1934, as amended, Citadel Communications' file number under such Act is 000-24515 and Citadel Broadcasting's file number under such Act is 333-36771.


 *  To be filed as an exhibit to a Current Report on Form 8-K.


 ** Previously filed.